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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
Qwest Communications International Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 23, 2003

Dear Stockholder,

        I am very pleased to invite you to the 2003 Annual Meeting of Stockholders of Qwest Communications International Inc. The meeting will be held in the Seawell Ballroom of the Denver Center for the Performing Arts, 1245 Champa Street, Denver, Colorado 80204, on Tuesday, December 16, 2003, starting at 10 a.m. (local time). If you plan to attend the meeting in person, please call 888-858-7914 or register online at www.qwest.com/stockholder2003 by December 15, 2003.

        Important information about the matters to be acted upon at the meeting is included in the accompanying notice and proxy statement.

        Your vote is important. On behalf of your Board of Directors, I urge you to vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy card, even if you plan to attend the meeting. Mailing your completed proxy card, or using our telephone or Internet voting systems, will not prevent you from voting in person at the meeting if you wish to do so.

        We look forward to greeting you personally at the meeting.

Sincerely,

Richard C. Notebaert Chairman and Chief Executive Officer

QWEST COMMUNICATIONS INTERNATIONAL INC.
1801 CALIFORNIA STREET
DENVER, COLORADO 80202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 16, 2003

        To the Stockholders of Qwest Communications International Inc.:

        The 2003 Annual Meeting of Stockholders of Qwest Communications International Inc., a Delaware corporation, will be held in the Seawell Ballroom of the Denver Center for the Performing Arts, 1245 Champa Street, Denver, Colorado 80204, on Tuesday, December 16, 2003, starting at 10 a.m. (local time).

        Only stockholders of record on October 27, 2003 are entitled to notice of and to vote at the meeting and at any adjournment or postponement that may take place. At the meeting we plan to:

          1.     Elect three Class III directors to the Board of Directors to hold office until the third succeeding annual meeting after their election and until their successors are elected and qualified;

          2.     Approve our amended and restated Employee Stock Purchase Plan;

          3.     Vote on a stockholder proposal requesting that we exclude as a factor in determining annual or short-term incentive compensation for executive officers any impact on our net income from pension credits;

          4.     Vote on a stockholder proposal requesting that we take necessary steps to eliminate the classification of terms of our Board of Directors;

          5.     Vote on a stockholder proposal requesting that we seek advance stockholder approval of future employment agreements with our executive officers that provide cash and non-standard benefits exceeding three times the sum of a given executive's base salary plus target bonus;

          6.     Vote on a stockholder proposal requesting that we adopt a policy of nominating director candidates such that, if elected, a substantial majority of directors would be independent;

          7.     Vote on a stockholder proposal requesting that we adopt a policy that all future stock option grants to senior executives be performance-based;

          8.     Vote on a stockholder proposal requesting that we adopt a policy that some portion of future stock option grants to senior executives be performance-based;

          9.     Vote on a stockholder proposal requesting that we establish a policy of expensing in our financial statements the costs of all future stock options issued by us; and

          10.   Transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

        Our Board of Directors recommends that you vote FOR the election of the Class III director nominees named in this proxy statement, the approval of our amended and restated Employee Stock Purchase Plan, and the first three above-listed stockholder proposals (FOR ITEMS 1-5) and AGAINST each of the other stockholder proposals (AGAINST ITEMS 6-9).

        We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly by mail, telephone or the Internet by following the instructions on the enclosed proxy card, even if you plan to attend the meeting. Mailing your completed proxy card or using our telephone or Internet voting systems will not prevent you from voting in person at the meeting if you wish to do so.

By Order of the Board of Directors

Richard N. Baer Executive Vice President, General Counsel and Corporate Secretary
Denver, Colorado October 23, 2003

QWEST COMMUNICATIONS INTERNATIONAL INC.
1801 CALIFORNIA STREET
DENVER, COLORADO 80202

PROXY STATEMENT

GENERAL

        We are sending you this proxy statement as part of a solicitation by the Board of Directors of Qwest Communications International Inc. for use at our 2003 Annual Meeting of Stockholders. We will hold the meeting in the Seawell Ballroom of the Denver Center for the Performing Arts, 1245 Champa Street, Denver, Colorado 80204, on Tuesday, December 16, 2003, starting at 10 a.m. (local time).

        We are mailing this proxy statement and accompanying proxy card on or about October 30, 2003 to all of our stockholders entitled to vote at the meeting. Unless the context otherwise requires, the terms "us," "we," and "our" include Qwest and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE MEETING

Q:
Why am I receiving these materials?

A:
The Board is providing these proxy materials to you in connection with the 2003 Annual Meeting of Stockholders, which will take place on Tuesday, December 16, 2003. As a stockholder on the record date for the meeting, you are invited to attend the meeting and are entitled to and requested to vote on the matters described in this proxy statement.

Q:
What information is contained in these materials?

A:
This proxy statement includes information on the nominees for Class III directors and the other matters to be voted on at the meeting. The proxy statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:
What can I vote on at the meeting?

A:
There are nine matters scheduled to be voted on at the meeting:

(1)
The election of three Class III directors to our Board, each of whom will serve for a three-year term and until their successors are elected and qualified;

(2)
Approval of our amended and restated Employee Stock Purchase Plan;

(3)
A stockholder proposal requesting that we exclude as a factor in determining annual or short-term incentive compensation for executive officers any impact on our net income from pension credits;

(4)
A stockholder proposal requesting that we take necessary steps to eliminate the classification of terms of our Board of Directors;

  (5)
  A stockholder proposal requesting that we seek advance stockholder approval of future employment agreements with our executive officers that provide cash and non-standard benefits exceeding three times the sum of a given executive's base salary plus target bonus;

  (6)
  A stockholder proposal requesting that we adopt a policy of nominating director candidates such that, if elected, a substantial majority of directors would be independent;

  (7)
  A stockholder proposal requesting that we adopt a policy that all future stock option grants to senior executives shall be performance-based;

  (8)
  A stockholder proposal requesting that we adopt a policy that some portion of future stock option grants to senior executives shall be performance-based; and

  (9)
  A stockholder proposal requesting that we establish a policy of expensing in our financial statements the costs of all future stock options issued by us.

  The stockholder proposals will only be voted on if properly presented at the meeting.

Q:
How does the Board recommend that I vote on each of the matters?

A:
Our Board of Directors recommends that you vote FOR each of the Class III director nominees, the approval of our amended and restated Employee Stock Purchase Plan, and the first three above-listed stockholder proposals (FOR ITEMS 1-5) and AGAINST each of the other proposals (AGAINST ITEMS 6-9).

Q:
What classes of shares are entitled to be voted?

A:
Each share of our common stock outstanding on October 27, 2003 (the "Record Date") is entitled to one vote on each of the items being voted on at the meeting. On the Record Date, we had approximately 1,766,000,000 shares of common stock outstanding. We have no other shares of stock outstanding.

Q:
What shares can I vote?

A:
You can vote all the shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record, or, if you are a current or former employee of Qwest, shares held for your account pursuant to our Employee Stock Purchase Plan, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee or, if you are a current or former employee of Qwest, shares held on your behalf pursuant to our 401(k) plan.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

  If your shares are registered in your name with our transfer agent, The Bank of New York, you are considered a stockholder of record with respect to those shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

  Beneficial Owner

  If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

Q:
How do I cast my vote?

A:
If you are a record holder, there are three ways that you can cast your vote:

(1)
You can sign and date each proxy card that you receive and return it in the prepaid envelope that comes with the proxy card.

(2)
You can vote through the Internet or telephone voting systems, more fully described on your proxy card. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

(3)
You can vote in person at the meeting. Remember, however, if you are the beneficial owner, and not the stockholder of record, you must notify your broker, bank or other nominee and obtain a signed proxy from the stockholder of record giving you the right to vote the shares in person at the meeting.

Q:
Can I change my vote or revoke my proxy?

A:
Yes. You can revoke your proxy or change any votes you cast by mail or via the telephone or Internet voting systems. To do this, you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office at 1801 California Street, Denver, Colorado 80202, (2) execute and deliver a later dated proxy, or (3) cast a later vote using the telephone or Internet voting systems. Alternatively, you can attend the meeting and vote in person.

Q.
How do I vote Qwest shares held on my behalf pursuant to Qwest's 401(k) plan?

A.
If you are a participant in our 401(k) plan, you are entitled to instruct the trustee, State Street Bank and Trust Company, how to vote the shares allocated to your account. If you do not instruct State Street Bank and Trust how to vote your shares, the 401(k) plan provides for State Street Bank and Trust to vote your shares in the same proportion as the shares for which it receives instructions from all other participants. To allow sufficient time for The Bank of New York to process your voting instructions and State Street Bank and Trust to vote, your voting instructions must be received by The Bank of New York by December 12, 2003.

Q:
What does it mean if I get more than one proxy card?

A:
It means that you hold shares registered in more than one account. Sign and return all proxies or vote using the telephone or Internet voting system for each proxy card that you get to ensure that all of your shares are voted.

Q:
What is the quorum requirement for the meeting?

A:
For a "quorum" to exist at the meeting, stockholders holding a majority of the votes entitled to be cast by the stockholders entitled to vote generally must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as "broker non-votes," those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

Q:
What is the voting requirement to approve each of the matters?

A:
In the election of directors, the three persons receiving the highest number of votes will be elected. For each of the other matters, approval will require the affirmative vote of stockholders holding a majority of those shares present (in person or by proxy) and entitled to vote on the matter. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes (as described in the answer to the prior question) with respect to certain matters. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered as being entitled to vote on that proposal.

Q:
How can I vote on each of the matters?

A:
In the election of directors, you may vote FOR all of the nominees, or your vote may be WITHHELD with respect to one or more of the nominees. For the other matters, you may vote FOR or AGAINST the matter, or you may indicate that you wish to ABSTAIN from voting on the matter.

Q:
How will the votes be counted?

A:
Your shares of common stock will be voted according to your directions on the proxy card or as you direct pursuant to the telephone or Internet voting systems. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board (FOR all Class III director nominees named in the proxy statement, the approval of our amended and restated Employee Stock Purchase Plan, and the first three above-listed stockholder proposals, and AGAINST each of the other proposals). If you ABSTAIN from voting on any of the stockholder proposals, it will have the same effect as a vote AGAINST that proposal. If you hold shares in our 401(k) plan, but do not return a proxy card or otherwise vote by Internet, telephone or at the meeting, the plan trustee will vote your shares on each of the matters in the same proportion as the other shares held in the plan are voted, or otherwise consistent with the trustee's judgment as to the best interests of the plan participants. If you hold shares in our Employee Stock Purchase Plan, but do not return a proxy card or otherwise vote by Internet, telephone or at the meeting, the plan administrator may vote your shares in its discretion.

Q:
Who will count the votes?

A:
We have appointed The Bank of New York to act as the inspector of election for the meeting. We believe that The Bank of New York will use procedures that are consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. The Bank of New York will separately tabulate all votes FOR and AGAINST each matter, all votes WITHHELD in the election of directors, all abstentions and all broker non-votes.

Q:
Who can attend the meeting?

A:
All stockholders as of the Record Date can attend. One cut-out admission ticket is included at the top of each proxy card delivered to stockholders of record, which you must bring with you to be admitted to the meeting. If you are a stockholder of record and you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record on the Record Date and bring proof of identification. If you hold your shares through a stockbroker, bank or other nominee, you will need to bring a copy of the voting instruction card or you will need to provide proof of identification and proof of ownership by bringing a copy of a brokerage or bank statement showing your share ownership as of the Record Date.

Q:
How will voting on any other business be conducted?

A:
We do not expect any matters to be presented for a vote at the meeting, other than the nine matters described in the proxy statement. If you grant a proxy, either of the officers named as proxy holders, Richard C. Notebaert and Richard N. Baer, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for Class III director, the person named as the proxy holder will vote your proxy for another candidate or other candidates nominated by our Board. Officers will not have discretionary voting power over shares held by participants in the Qwest Savings and Investment Plan (QSIP).

Q:
May I propose actions for consideration at next year's meeting of stockholders?

A:
Yes. For your proposal to be considered for inclusion in our proxy statement for next year's meeting, we must receive your written proposal a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with Securities and Exchange Commission, or SEC, regulations regarding inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for you to raise a proposal (including a director nomination) from the floor during next year's meeting, we must receive a written notice of the proposal at least 150 days before the date of next year's meeting in order for the proposal to be timely, and it must contain the additional information required by our Amended and Restated Bylaws. You may obtain a complete copy of our Amended and Restated Bylaws by submitting a written request to our Corporate Secretary at our principal executive office.

Q:
Can I receive next year's meeting proxy statement and Annual Report online?

A:
Yes. Our proxy statement and Annual Report will be available online. Stockholders of record can elect to view them solely on the Internet by marking the appropriate box on the attached proxy card or following the telephone instructions or instructions on the Internet, if you choose to vote by phone or the Internet. Choosing this option will save us the cost of producing and mailing these documents. If you choose this option, you will receive a proxy card in the mail next year with instructions containing the Internet address where the proxy statement and Annual Report are located. If you elect to view the proxy statement and Annual Report on the Internet, we will not mail you paper copies of these documents next year. If you hold your shares through a bank, broker or other nominee, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and Annual Reports over the Internet. You do not have to elect Internet access each year. Rather, your choice will remain in effect until you contact your bank, broker or nominee, or—if you are a registered stockholder—the Investor Relations department at The Bank of New York at 877-268-2263 or by mail at P.O. Box 11023, New York, New York 10286.

Q:
Who is paying for this proxy solicitation?

A:
We will pay the cost of soliciting the proxies. We have also hired InnisFree M&A Incorporated to assist us in the solicitation of proxies. We will pay InnisFree a fee of $12,500 plus expenses. In addition, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by officers, directors and regular employees, who will not be paid any additional compensation for such activities. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK

        The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of September 30, 2003 (except where another date is indicated) by:

  •
  each person known by us to beneficially own more than five percent of our common stock;

  •
  each director and nominee for director;

  •
  each of the named executive officers listed in the Summary Compensation Table on page 22 of this proxy statement; and

  •
  all directors and executive officers as a group.

        Unless otherwise indicated, the business address of each person shown below is 1801 California Street, Denver, Colorado 80202. Information regarding former executive officers is based on the most recent information available to us.

Name	Address	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Shares(2)
5% Owners
Philip F. Anschutz, Director	555 Seventeenth Street Denver, CO 80202	300,428,004	(3)	17.1%
AXA Financial, Inc.	1290 Avenue of the Americas New York, NY 10104	170,336,149	(4)	9.7%
FMR Corp.	82 Devonshire Street Boston, MA 02109	166,699,433	(5)	9.5%
Legg Mason, Inc.	100 Light Street Baltimore, MD 21202	117,041,118	(6)	6.6%
Directors and Executive Officers as of December 31, 2002
Richard C. Notebaert		1,450,000	(7)	*
Linda G. Alvarado		57,168	(8)	*
Craig R. Barrett		80,656	(9)	*
Thomas J. Donohue		11,024	(10)	*
Jordan L. Haines		5,250	(11)	*
Cannon Y. Harvey		79,400	(12)	*
Peter S. Hellman		58,896	(13)	*
Vinod Khosla		5,244	(14)	*
Frank P. Popoff		105,415	(15)	*
Craig D. Slater		123,400	(16)	*
W. Thomas Stephens		18,809	(17)	*
Oren G. Shaffer		500,000	(18)	*
Clifford S. Holtz		636,250	(19)	*
Richard N. Baer		266,500	(20)	*
Annette M. Jacobs	c/o Patrick Folan St. John, Wallace, Brennan & Folan LLP 21515 Hawthorne Boulevard, Suite 1120 Torrance, CA 90503	174,156	(21)	*
Directors and executive officers as a group (16 persons)		304,000,172	(22)	17.3%
Former Executive Officers
Joseph P. Nacchio	c/o Stillman & Friedman 425 Park Avenue New York, NY 10022	8,704,576	(23)	*
Afshin Mohebbi	565 5th Avenue, 10th Floor New York, NY 10017	27,458		*
Drake S. Tempest	153 East 53rd Street New York, NY 10022	6,373		*

*
Less than one percent.

(1)
The number of shares beneficially owned by each entity, person, director or named executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each entity or individual is considered the beneficial owner of any shares as to which they have the sole or shared voting power or investment power. Such persons are also deemed under the same rules to beneficially own any shares that they have the right to acquire by November 29, 2003, through the exercise of stock options or other similar rights. Options issued under our Equity Incentive Plan are not currently exercisable due to our failure to file our periodic reports under the securities laws. The amounts shown also include, where applicable, shares of restricted stock and shares of stock held for the account of each person pursuant to Qwest's 401(k) and Employee Stock Purchase Plans. Unless otherwise indicated, each person has sole investment and voting power (or, under applicable marital property laws, shares such powers with his or her spouse) with respect to the shares set forth in the table above. Figures do not include phantom equity units that we credit to accounts for our non-employee directors, based on their election to defer their director's fees earned in a given year. As of September 30, 2003, the following phantom equity units had been credited to accounts for our non-employee directors: (a) Ms. Alvarado, 119,042.26; (b) Mr. Barrett, 65,793.92; (c) Mr. Donohue, 73,872.39; (d) Mr. Haines, 114,098.51; (e) Mr. Harvey, 75,094.99; (f) Mr. Hellman, 136,875.58; (g) Mr. Khosla, 51,912.15; (h) Mr. Popoff, 110,032.76; (i) Mr. Slater, 88,639.35; and (j) Mr. Stephens, 96,590.70. Each phantom equity unit represents a value equivalent to one share of our common stock.

(2)
Ownership percentage is reported based on 1,761,634,561 shares of common stock outstanding on September 30, 2003, plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire by November 29, 2003, through the exercise of stock options or other similar rights.

(3)
Includes, as of September 30, 2003, (a) 283,208,000 shares deemed owned by Anschutz Company, a corporation wholly owned by Mr. Anschutz, (b) 17,200,000 shares held by Anschutz Family Investment Company LLC, of which Anschutz Company is the manager and a one percent equity owner, and (c) 20,000 shares held as custodian for Mr. Anschutz's children. Mr. Anschutz disclaims beneficial ownership of the 20,000 shares. Of the 283,208,000 shares shown as owned by Anschutz Company, (a) 6,075,000 are subject to forward sale contracts pursuant to which Anschutz Company holds no investment control but could, under certain circumstances, reacquire voting power, and (b) 19,208,000 are owned by a trust (over which Anschutz Company has no voting control) created in 1998 for holders of Trust Enhanced Distribution Securities ("TrENDS"). The terms of the TrENDS Trust require that Anschutz Company either cause the trust to assign such shares to the TrENDS holders on November 17, 2003 or provide cash to the trust to settle such obligation at the average closing price of the shares in the 20 trading days prior to November 17, 2003. On October 16, 2003, Anschutz Company gave notice that it will settle the TrENDS obligation for cash and as a result will become the owner of the shares on November 17, 2003. Because the cash settlement of the TrENDS will occur within 60 days of the date of the information presented in the table above, the shares in the TrENDS trust are shown as owned by Anschutz Company.

(4)
Beneficial ownership information is based on information contained in Amendment No. 1 to Schedule 13G filed with the SEC on February 12, 2003 by AXA Financial, Inc. ("Financial") on behalf of itself and affiliated entities. According to the schedule, the shares are also beneficially owned by the following French affiliates of AXA Financial, Inc.: AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; AXA Courtage Assurance Mutuelle; and AXA (collectively with Financial, the "AXA Group"). Of the reported shares, the AXA Group reports that it has sole voting power with respect to 89,519,990 shares, that it shares voting power with respect to 18,907,230 shares, and that is has sole dispositive power with respect to 170,336,149 shares. The AXA Group reports that its shares are deemed to be beneficially owned by the following subsidiaries of AXA: AXA Konzern AG (Germany) (3,108 shares) and AXA Investment Managers Paris (France) (18,200 shares) and by the following subsidiaries of AXA Financial, Inc.: Alliance Capital Management L.P. (170,152,689 shares) and The Equitable Life Assurance Society of the United States (162,152 shares).

(5)
Beneficial ownership information is based on information contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2003 by FMR Corp. on behalf of itself and affiliated persons and entities. The schedule contains the following information regarding beneficial ownership of the shares: (a) Fidelity Management & Research Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of

  141,927,542 shares. Edward C. Johnson III, FMR Corp. and the Fidelity Funds each has sole power to dispose of the shares. Neither Edward C. Johnson III nor FMR Corp. has the sole power to vote or direct the voting of the shares owned by the Fidelity Funds; such shares are voted by the Board of Trustees for the Fidelity Funds; (b) Fidelity Management Trust Company (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 10,324,968 shares. Edward C. Johnson III and FMR Corp. each has sole power to dispose of 10,324,968 shares, sole power to vote or direct the voting of 9,753,768 shares and no power to vote or direct the voting of 571,200 shares; (c) Strategic Advisers, Inc. (a wholly owned subsidiary of FMR Corp.) is the beneficial owner of 415 shares. It has the sole power to dispose of the shares and sole power to vote or direct the voting of the shares; (d) Geode Capital Management, LLC (a wholly owned subsidiary of Fidelity Investors III Limited Partnership, some of whose limited partners and the members of whose general partner are shareholders and employees of FMR Corp.) is the beneficial owner of 6,008 shares; and (e) Fidelity International Limited (a subsidiary of FMR Corp.) is the beneficial owner of 14,440,500 shares. It has sole power to dispose of the shares and sole power to vote or direct the voting of the shares.

(6)
Beneficial ownership information is based on information contained in a report on Schedule 13G filed with the SEC on February 13, 2003 by Legg Mason, Inc. ("Legg Mason") as parent holding company for the following subsidiaries: Bartlett & Co.; Berkshire Asset Management, Inc.; Bingham Legg Advisers, LLC; Gray, Seifert & Co., Inc.; Legg Mason Capital Management, Inc.; Legg Mason Focus Capital, Inc.; Legg Mason Funds Management, Inc.; Legg Mason Trust, fsb; and Legg Mason Wood Walker, Inc. According to the schedule, Legg Mason has shared voting and dispositive power over all of the indicated shares.

(7)
Includes 1,250,000 shares subject to options that are exercisable on or before November 29, 2003.

(8)
Includes 56,130 shares subject to options that are exercisable on or before November 29, 2003.

(9)
Includes 56,130 shares subject to options that are exercisable on or before November 29, 2003.

(10)
Includes 9,250 shares subject to options that are exercisable on or before November 29, 2003.

(11)
Includes 4,250 shares subject to options that are exercisable on or before November 29, 2003.

(12)
Includes 54,400 shares subject to options that are exercisable on or before November 29, 2003.

(13)
Includes 56,130 shares subject to options that are exercisable on or before November 29, 2003.

(14)
Includes 4,250 shares subject to options that are exercisable on or before November 29, 2003.

(15)
Includes: (a) 20,000 shares owned as trustee for the Frank P. Popoff Revocable Living Trust, and (b) 61,318 shares subject to options that are exercisable on or before November 29, 2003.

(16)
Includes 99,400 shares subject to options that are exercisable on or before November 29, 2003.

(17)
Includes 4,250 shares subject to options that are exercisable on or before November 29, 2003.

(18)
Includes 500,000 shares subject to options that are exercisable on or before November 29, 2003.

(19)
Includes 531,250 shares subject to options that are exercisable on or before November 29, 2003.

(20)
Includes 266,500 shares subject to options that are exercisable on or before November 29, 2003.

(21)
Includes 170,750 shares subject to options that are exercisable on or before November 29, 2003.

(22)
Includes 3,124,008 shares subject to options that are exercisable on or before November 29, 2003 by the directors and executive officers as of December 31, 2002 as a group.

(23)
Includes (a) 3,200 shares owned by or for the benefit of Mr. Nacchio's children, (b) 90,000 shares held by the Nacchio Family Limited Partnership, of which Mr. Nacchio and his spouse each own a 1% general partnership interest and the remaining 98% is held in trust for Mr. Nacchio's children, (c) 476,025 shares held by his spouse and (d) 8,135,351 shares subject to options that are exercisable on or before November 29, 2003. Mr. Nacchio disclaims beneficial ownership of the 476,025 shares held by his spouse and the 3,200 shares owned by or for the benefit of his children.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during and for the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that each of Afshin Mohebbi, Robin R. Szeliga and Drake S. Tempest filed late a Form 5 reporting the receipt of options to purchase 1,500,000, 350,000 and 1,250,000 shares of common stock, respectively, in July 2002.

BOARD OF DIRECTORS

Meetings and Committees

        Our Board of Directors met 23 times and acted three times by unanimous written consent during 2002. Each of our directors attended 75% or more of the total number of meetings of the Board held while he or she was a director and of each committee on which he or she served during the period in which the director served as a member of that committee, except Mr. Barrett who attended 65% of the Board meetings held during 2002. On May 15, 2003, our Board amended and restated the charter of each of its committees and subcommittees.

        Audit Committee.    We established an Audit Committee in May 1997. Under its current charter, which is attached as Annex A to this proxy statement, the Audit Committee, among other things:

  •
  is solely responsible for the appointment, compensation and oversight of the work of the independent public accountants;

  •
  pre-approves all auditing and non-auditing services to be performed by the independent public accountants;

  •
  engages in dialogue with the independent public accountants with respect to relationships or services that may impact the objectivity or adversely affect the independence of the independent public accountants;

  •
  reviews and discusses with management and the independent public accountants our annual and quarterly financial statements;

  •
  reviews the integrity, adequacy and effectiveness of our accounting and financial controls, both internal and external; and

  •
  monitors our compliance with laws, regulations and legal matters that may have a material effect on our financial statements.

        Our Audit Committee consists of Linda G. Alvarado, Jordan L. Haines, Peter S. Hellman (Chairman) and W. Thomas Stephens. Mr. Stephens, who served as Chairman, resigned from the Audit Committee in May 2002 and was re-appointed in September 2003. During 2002, the Audit Committee met 26 times and did not act by unanimous written consent.

        Compensation and Human Resources Committee.    We established a Compensation and Human Resources Committee in May 1997. Under its current charter, the Compensation and Human Resources Committee, among other things:

  •
  reviews and approves goals and objectives relevant to the compensation of the Chief Executive Officer, or CEO, evaluates the CEO's performance and sets the CEO's compensation;

  •
  considers and approves the selection, retention and compensation arrangements and plans for executive officers; and

  •
  makes recommendations to the Board with respect to our Equity Incentive Plan, Employee Stock Purchase Plan and other similar plans.

        Our Compensation and Human Resources Committee consists of Philip F. Anschutz, Thomas J. Donohue, Jordan L. Haines, Frank P. Popoff (Chairman) and Craig D. Slater. Marilyn Carlson Nelson also served on this committee until June 2002. Mr. Popoff acts as a separate Equity Incentive Plan Subcommittee of the Compensation and Human Resources Committee. During 2002, Mr. Haines was also a member of the Subcommittee. The purpose of the Subcommittee is to consider matters relating to compensation and perquisites of our employees and directors that are required to be or may be referred or delegated to it by the Compensation and Human Resources Committee and to act on behalf of or, if appropriate, make recommendations to our Board under our Equity Incentive Plan. The Compensation and Human Resources Committee and the Subcommittee met ten times and did not act by unanimous written consent during 2002.

        Nominating and Governance Committee.    We established a Nominating Committee in July 2000, and reconstituted it with a new charter as the Nominating and Governance Committee on May 15, 2003. Under its current charter, the Nominating and Governance Committee, among other things:

  •
  evaluates the size and composition of our Board and the independence of the members of our Board;

  •
  evaluates the nature, structure, composition and operations of all of the Board committees; and

  •
  develops, monitors and reassesses from time to time a Corporate Compliance Program and Code of Conduct for our employees and directors and makes decisions with respect to any requested changes to or waivers of such program or code.

        Philip F. Anschutz, Thomas J. Donohue, Jordan L. Haines and Cannon Y. Harvey (Chairman) are the members of the Nominating and Governance Committee. Marilyn Carlson Nelson and Hank Brown also served on this committee until June 2002 and September 2002, respectively. The Nominating and Governance Committee did not meet or act by unanimous written consent in 2002.

        The Nominating and Governance Committee will consider nominees recommended by our stockholders. Any stockholder wishing to propose a nominee for consideration by the Nominating and Governance Committee should submit a recommendation in writing to our Corporate Secretary at our principal executive office, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director.

        Executive Committee.    We established an Executive Committee in February 1999 to exercise all the powers and authority of our Board in the management of Qwest, except as prohibited by the Delaware General Corporation Law. Philip F. Anschutz (Chairman), Craig R. Barrett, Frank P. Popoff, Craig D. Slater, and Richard C. Notebaert (since July 2002) make up our Executive Committee. Joseph P. Nacchio and Hank Brown also served on this committee until July 2002 and September 2002, respectively. The Executive Committee did not meet or act by unanimous written consent during 2002.

        Finance Committee.    We established a Finance Committee in January 2002. The purpose of the Finance Committee is, among other things, to review and evaluate our financial needs, to approve the issuance of debt and equity securities and to oversee the administration of our trust funds. The Finance Committee also makes recommendations to our Board and management regarding financial policies and objectives. Thomas J. Donohue (since December 2002), Jordan L. Haines, Cannon Y. Harvey,

Frank P. Popoff and Craig D. Slater (Chairman) are the members of the Finance Committee. Hank Brown also served on this committee until September 2002. During 2002, the Finance Committee met ten times and acted once by unanimous written consent.

        Ad Hoc Committee.    We established an Ad Hoc Committee in November 2002. The Ad Hoc Committee is authorized to take any action that may be taken by our Board in order to review conflicts of interest that existed or have been alleged to exist with respect to individuals related to us in connection with the procurement of goods and services and matters related to current investigations by the SEC, the Department of Justice and Congressional committees and litigation containing allegations that are the subject of such investigations. Linda G. Alvarado, Jordan L. Haines, Peter S. Hellman, Frank P. Popoff and W. Thomas Stephens (Chairman) are the members of the Ad Hoc Committee. During 2002, the Ad Hoc Committee met two times and did not act by unanimous written consent.

Director Compensation

        Directors who are also our officers or employees do not receive the compensation described below for their service as a director. Mr. Notebaert is our only director who is also an officer or employee of Qwest.

        Each director who is neither an officer nor an employee of Qwest is paid $30,000 per year for serving as a director and $2,000 for each meeting of the Board or any committee meeting attended. The chairman of each committee is also paid an additional $5,000 annually, in quarterly installments, with the exception of the chairman of the Audit Committee, who is paid an additional $20,000 annually, in quarterly installments.

        Directors may elect, on a quarterly basis, to receive their directors' fees in cash or in shares of our common stock under the Qwest Communications International Inc. Equity Compensation Plan for Non-Employee Directors. In addition, directors may elect to defer their directors' fees for the upcoming year pursuant to the Qwest Communications International Inc. Deferred Compensation Plan for Non-Employee Directors. A director's election to defer fees must be made within 30 days of the director's appointment to the Board (with respect to fees not yet earned) and thereafter either on an annual basis in the calendar year before the director earns the fees or three months before the director's fees would be payable if we ask all of the directors to elect to defer their fees. We match 50% of any fees deferred. As the fees would have been payable, we credit the director's account with "phantom units," which are held in a notational account. Each phantom unit represents a value equivalent to one share of our common stock and is subject to adjustment for cash dividends payable to our stockholders as well as stock dividends and splits, consolidations and the like that affect shares of our common stock outstanding. The account is ultimately distributed at the time elected by the director or at the end of the plan and is paid (at the director's election) either in: (1) a lump-sum cash payment; (2) annual cash installments over a period of up to 10 years; or (3) some other form selected by the Executive Vice President Human Resources (or his or her designee).

        In addition to cash compensation, each year we typically grant stock options covering 5,000 shares of our common stock to each of our non-employee directors. However, during 2002, we did not grant any stock options to our non-employee directors. We also typically grant to each newly appointed, non-employee director a stock option covering 20,000 shares of our common stock concurrent with his or her appointment to the Board.

        All options granted to our directors have an exercise price set by the Compensation and Human Resources Committee or its subcommittee, as applicable. The options granted to our directors typically vest over four years at 25% per year or over five years at 20% per year. The options will terminate: (1) if not exercised by the tenth anniversary of the date they were granted; or (2) to the extent not vested, on the director's removal or resignation from the Board. Generally, the options will fully vest upon a change in control, as described below under the caption "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

        Our Board consists of 12 directors and is divided into three classes: four Class I directors, five Class II directors and three Class III directors. The term for each class of directors expires at successive meetings. We have nominated the following three persons to serve as our Class III directors: (1) Philip F. Anschutz, (2) Richard C. Notebaert, and (3) Frank P. Popoff. If elected, the term for the Class III directors will be three years and will expire at our Annual Meeting in the year 2006. Each nominee for Class III director named above will, if elected, continue in office for the director's designated term and until the director's successor has been duly elected and qualified, or until the earlier of the director's death, resignation or retirement. Please see Proposal No. 4 and our associated response for a discussion of the effects that any declassification of our Board would have on these Class III directors and our other directors.

        The person named in the proxy card and the telephone and Internet voting systems intends to vote your shares FOR the election of each of the three nominees for Class III director named above, unless you indicate on your proxy card or in the telephone or Internet voting systems that your vote should be WITHHELD for one or more of the nominees. Each of the nominees has consented to be named as a nominee in this proxy statement, and we expect that each of the nominees for Class III director named above will be able to serve if elected. If any nominee is unavailable for election, the person named in the proxy card, or his nominee or substitute, will vote your shares FOR the election of a substitute nominee proposed by the Board.

Board of Directors

        Below you can find information, including biographical information, about the members of our Board of Directors:

Name	Age(1)	Position	Year Began as Director	Year Term Expires(2)
Richard C. Notebaert(6)(10)	56	Class III Director	2002	2003
Linda G. Alvarado(3)(9)	52	Class II Director	2000	2005
Philip F. Anschutz(4)(6)(8)	63	Class III Director	1993	2003
Craig R. Barrett(6)	64	Class II Director	2000	2005
Thomas J. Donohue(4)(7)(8)	65	Class I Director	2001	2004
Jordan L. Haines(3)(4)(7)(8)(9)	76	Class I Director	1997	2004
Cannon Y. Harvey(7)(8)	62	Class II Director	1996	2005
Peter S. Hellman(3)(9)	53	Class I Director	2000	2004
Vinod Khosla	48	Class I Director	1998	2004
Frank P. Popoff(4)(5)(6)(7)(9)	67	Class III Director	2000	2003
Craig D. Slater(4)(6)(7)	46	Class II Director	1996	2005
W. Thomas Stephens(3)(9)	61	Class II Director	1997	2005

(1)
As of September 30, 2003.

(2)
The current term of the Class III Directors expires at the 2003 Annual Meeting. The term for persons elected at the 2003 Annual Stockholders' Meeting as Class III Directors will expire in 2006.

(3)
Member of the Audit Committee. Peter S. Hellman is the Chairman of the Audit Committee.

(4)
Member of the Compensation and Human Resources Committee. Frank P. Popoff is the Chairman of the Compensation and Human Resources Committee.

(5)
Member of the Equity Incentive Plan Subcommittee of the Compensation and Human Resources Committee. Frank P. Popoff is the Chairman of the Equity Incentive Plan Subcommittee of the Compensation and Human Resources Committee.

(6)
Member of the Executive Committee. Philip F. Anschutz is the Chairman of the Executive Committee.

(7)
Member of the Finance Committee. Craig D. Slater is the Chairman of the Finance Committee.

(8)
Member of the Nominating and Governance Committee. Cannon Y. Harvey is the Chairman of the Nominating and Governance Committee.

(9)
Member of the Ad Hoc Committee. W. Thomas Stephens is the Chairman of the Ad Hoc Committee.

(10)
Under the terms of Mr. Notebaert's employment agreement dated May 14, 2003, we have agreed that, during the term of the agreement and while Mr. Notebaert is employed by us, we will use our best efforts to cause him to be appointed as one of our Class III directors and to include him in the Board's slate of nominees for election as a Class III director at the applicable annual meeting of our stockholders and will recommend to our stockholders that he be elected as a Class III director. Mr. Notebaert's employment agreement is described more fully below under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

        Richard C. Notebaert has been our Chairman and Chief Executive Officer since June 2002. From August 2000 to June 2002, Mr. Notebaert was President and Chief Executive Officer of Tellabs, a communications equipment provider. Prior to that, Mr. Notebaert was Chairman and Chief Executive Officer of Ameritech Corporation from April 1994 to December 1999, and, in his 30-year career with that organization, had numerous other appointments including President of Ameritech Mobile Communications (1986), President of Indiana Bell (1989), President of Ameritech Services (1992), and President and Chief Operating Officer (1993) and President and Chief Executive Officer (1994) of Ameritech Corporation. Ameritech Corporation is a telecommunications provider that was acquired by SBC Communications Inc. in 1999. Mr. Notebaert currently serves as a director of Aon Corporation, Cardinal Health, Inc., and the Denver Center for the Performing Arts. Mr. Notebaert received a bachelor of arts degree in 1969 and an M.B.A. in 1983, both from the University of Wisconsin.

        Linda G. Alvarado has been President and Chief Executive Officer of Alvarado Construction, Inc., a commercial general contractor, construction management, design and build, development and property management company, since 1978. Ms. Alvarado currently serves as a director of 3M Company, Pepsi Bottling Group, Lennox International and Pitney Bowes, Inc. Ms. Alvarado earned a bachelor's degree from Pomona College.

        Philip F. Anschutz is our founder and served as non-executive Chairman of the Board until June 2002. He has been a director and Chairman of the Board of Anschutz Company, our largest stockholder, for more than five years. Anschutz Company is a holding company for Anschutz's portfolio of companies with holdings in energy, transportation, communications, professional sports, agriculture, entertainment and real estate. Mr. Anschutz is the non-executive Vice Chairman and a director of Union Pacific Corporation, and is a director of Regal Entertainment Group and Pacific Energy GP, Inc., general partner of Pacific Energy Partners, L.P. Mr. Anschutz holds a bachelor's degree in business from the University of Kansas.

        Craig R. Barrett has been Chief Executive Officer of Intel Corporation since 1998 and a member of the Intel board of directors since 1992. Mr. Barrett held various senior executive positions at Intel from 1984 to 1998, including Executive Vice President and Chief Operating Officer from 1993 to 1997. Mr. Barrett held various technology, engineering and manufacturing management positions with Intel from 1974 to 1984. Intel manufactures computer, networking and communications products. Mr. Barrett was a professor of engineering at Stanford University from 1965 to 1974. Mr. Barrett earned a bachelor's degree, master's degree and a Ph.D. (all in materials science) from Stanford University and is a member of the National Academy of Engineering.

        Thomas J. Donohue has been the President and Chief Executive Officer of the U.S. Chamber of Commerce, a business federation in Washington, D.C., since 1997. He was President and Chief Executive Officer of the American Trucking Association from 1984 to 1997 and an executive with the U.S. Postal Service from 1969 to 1976 and Fairfield University from 1967 to 1969. Mr. Donohue serves on the board of directors of Union Pacific Corporation, XM Satellite Radio Holdings Inc., Sunrise Senior Living Corporation and Marymount University. Mr. Donohue earned a bachelor's degree from St. John's University and an M.B.A. from Adelphi University.

        Jordan L. Haines was the President, Chairman and Chief Executive Officer of Fourth Financial Corporation, a Kansas based bank holding company, and its subsidiary, Bank IV Wichita, N.A., from 1968 until 1991. Mr. Haines retired from Fourth Financial Corporation in 1991. Mr. Haines earned a bachelor's degree and a J.D. from the University of Kansas.

        Cannon Y. Harvey has been President and Chief Operating Officer of Anschutz Company and The Anschutz Corporation since December 1996. Anschutz Company is the parent company of The Anschutz Corporation and is a holding company for Anschutz's portfolio of companies with holdings in energy, transportation, communications, professional sports, agriculture, entertainment and real estate. From February 1995 until September 1996, he served as Executive Vice President, Finance and Law of Southern Pacific. From March 1989 to February 1995, he held several senior positions at Southern Pacific, including General Counsel. Before joining Southern Pacific, Mr. Harvey was a partner in the law firm of Holme Roberts & Owen LLP for more than 20 years. Mr. Harvey earned a bachelor's degree from the University of Missouri. He also earned a master's degree from Harvard University and an LL.B. degree from Harvard Law School.

        Peter S. Hellman has been the Chief Financial and Administrative Officer of Nordson Corp., a designer, manufacturer and marketer of industrial equipment, since 2000 and a director of that entity since 2001. Mr. Hellman was the President and Chief Operating Officer and a director of TRW Inc. from 1995 to 1999, the Assistant President of TRW from 1994 to 1995, and Chief Financial Officer of TRW from 1991 to 1994. Mr. Hellman held a variety of positions with BP America from 1979 to 1989 and The Irving Trust Company from 1972 to 1979. Mr. Hellman earned a bachelor's degree from Hobart College and an M.B.A. from Case Western Reserve University.

        Vinod Khosla was a co-founder of Daisy Systems and founding Chief Executive Officer of Sun Microsystems, where he pioneered open systems and commercial RISC processors. Mr. Khosla has also been a general partner of the venture capital firm Kleiner Perkins Caufield & Byers since 1986. He serves on the board of directors of Juniper Networks, Inc. and SEEC Inc., as well as several private companies. Mr. Khosla earned a bachelor of technology degree in electrical engineering from the Indian Institute of Technology in New Delhi and a master's degree in biomedical engineering from Carnegie Mellon University and an M.B.A. from the Stanford Graduate School of Business.

        Frank P. Popoff was Chairman of The Dow Chemical Company, which manufactures chemical, plastic and agricultural products, from 1992 until his retirement in October 2000. From 1987 to 1995, Mr. Popoff served as the Chief Executive Officer of Dow. Mr. Popoff currently serves as a director of American Express Company, Chemical Financial Corporation, Shin-Etsu Chemical Co. Ltd. and United Technologies Corporation. Mr. Popoff earned a bachelor's degree in chemistry and an M.B.A. from Indiana University.

        Craig D. Slater has been President of Anschutz Investment Company since August 1997 and Executive Vice President of Anschutz Company and The Anschutz Corporation since August 1995. Mr. Slater served as Corporate Secretary of Anschutz Company and The Anschutz Corporation from September 1991 to October 1996 and held various other positions with those companies from 1988 to 1995. Anschutz Company is the parent company of Anschutz Investment Company and The Anschutz

Corporation and is a holding company for Anschutz's portfolio of companies with holdings in energy, transportation, communications, professional sports, agriculture, entertainment and real estate. He is a director of Forest Oil Corporation and Regal Entertainment Group. Mr. Slater earned a bachelor's degree in accounting from the University of Colorado Boulder, a master's degree in tax from the University of Denver and a master's degree in finance from the University of Colorado Denver.

        W. Thomas Stephens served as President, Chief Executive Officer and a director of MacMillan Bloedel Limited, Canada's largest forest products company, from 1996 to 1999. He served from 1986 until his retirement in 1996 as President and Chief Executive Officer of Manville Corporation, an international manufacturing and resources company. He also served as a member of the Manville Corporation board of directors from 1986 to 1996, and served as Chairman of the Board from 1990 to 1996. Mr. Stephens is a director of Trans Canada Pipelines, NorskeCanada (formerly Norske Skog Canada Ltd.), The Putnam Funds, and Xcel Energy Inc. Mr. Stephens earned a bachelor's and a master's degree in industrial engineering from the University of Arkansas.

Recommendation of our Board of Directors

        Our board recommends that you vote for each of the nominees named above for Class III Director. Proxies will be voted FOR each of the nominees named above for Class III Director unless you otherwise specify on your proxy card or through the telephone or Internet voting systems.

EXECUTIVE OFFICERS AND MANAGEMENT

        Below you can find information, including biographical information, about our current executive officers (other than Mr. Notebaert, whose biographical information appears above):

Name	Age(1)	Position
Oren G. Shaffer	61	Vice Chairman and Chief Financial Officer
Clifford S. Holtz	44	Executive Vice President, Business Markets Group
Richard N. Baer	46	Executive Vice President, General Counsel and Corporate Secretary
Paula Kruger	54	Executive Vice President, Consumer Markets Group

(1)
As of September 30, 2003.

        Oren G. Shaffer has been our Vice Chairman and Chief Financial Officer since July 2002. Prior to joining Qwest, Mr. Shaffer was President and Chief Operating Officer of Sorrento Networks, a maker of optical products, beginning in 2000. From 1994 to 2000, he was Chief Financial Officer of Ameritech Corporation, a telecommunications provider that was acquired by SBC Communications Inc. in 1999. He has also served as President of Virgo Cap Inc., an investment firm, and from 1968 to 1992 in various positions (including Executive Vice President, Chief Financial Officer and director) at Goodyear Tire & Rubber Co. Mr. Shaffer serves on the board of directors of The Thai Capital Fund, Inc., The Singapore Fund, Inc. and The Japan Equity Fund, Inc. He holds a bachelor of science degree in business administration from the University of California at Berkeley and an M.S. degree in management from the Massachusetts Institute of Technology.

        Clifford S. Holtz has been our Executive Vice President, Business Markets Group, since July 2002, and previously served as Executive Vice President of National Business Accounts and, prior to that, as Executive Vice President of Small Business Accounts. Prior to joining Qwest in 2001, Mr. Holtz served as Senior Vice President of consumer business at Gateway, Inc., a computer manufacturer, from February 2000 to January 2001. From January 1997 to February 2000, Mr. Holtz was AT&T's President of Metro Markets, a telecommunications business serving small to mid-sized business customers. From June 1984 to January 1997, he also held a variety of general management, operations, strategy, sales and marketing assignments with AT&T. Mr. Holtz earned a bachelor of science degree in business administration from the State University of New York in Albany and an M.B.A. from the University of Chicago.

        Richard N. Baer has been our Executive Vice President, General Counsel and Corporate Secretary since December 2002. Mr. Baer, who joined Qwest in 2001, served as our Deputy General Counsel from January 2001 to July 2002 and as Special Legal Counsel to our Chairman and CEO from July 2002 to December 2002. From 1998 to December 2000, Mr. Baer was chairman of the litigation department at the Denver law firm of Sherman & Howard. Mr. Baer received his bachelor of arts degree from Columbia University in 1979 and his juris doctor degree from Duke University in 1983.

        Paula Kruger has served as our Executive Vice President, Consumer Markets, since September 2003. From December 2001 to September 2003, Ms. Kruger served as President of the Customer Relationship Management service line at Electronic Data Systems Corporation, a technology company. From September 1999 to January 2002, Ms. Kruger was a search consultant for Taylor Winfield and for Heidrick & Struggles, both executive search firms. From March 1997 to September 1999, Ms. Kruger served as Executive Vice President of Operations at Excel Communications, Inc., a provider of integrated media communications. Ms. Kruger earned a bachelor of arts degree in economics from C.W. Post—Long Island University and an M.B.A. from C.W. Post—Roth Graduate School of Business.

CERTAIN TRANSACTIONS AND LEGAL PROCEEDINGS

        See "Compensation Committee Interlocks and Insider Participation" on page 37 of this proxy statement for descriptions of certain relationships and transactions between us and Mr. Anschutz, Anschutz Company or one or more of their affiliates.

        We loaned Afshin Mohebbi, a former executive officer, $600,000 under a promissory note dated May 18, 1999. The loan was unsecured and did not bear interest. The promissory note provided that the principal amount was to be forgiven in 36 equal monthly increments beginning July 1, 1999 and ending on June 1, 2002. Effective April 1, 2002, we loaned Mr. Mohebbi an additional $4 million, which bears interest at the rate of 5.54%, compounded semi-annually. Mr. Mohebbi has agreed to use a portion of the loan to pay the premium on a life insurance policy covering his life. The outstanding principal balance of the loan, together with any accrued and unpaid interest thereon, will be due and payable within 90 days following Mr. Mohebbi's death or earlier upon the occurrence of any transfer or surrender of the life insurance policy, any borrowing against or withdrawals of cash from the policy, any pledge of or encumbrance on the policy, or any reduction in the face amount of the policy that results in a distribution of cash value. Mr. Mohebbi is the owner of the life insurance policy.

        Since July 27, 2001, 13 putative class action complaints have been filed in federal district court in Colorado against us alleging violations of the federal securities laws. One of those cases has been dismissed. By court order, the remaining actions have been consolidated into a consolidated securities action, which we refer to herein as the "consolidated securities action". Plaintiffs in the consolidated securities action name as defendants in the Fourth Consolidated Amended Class Action Complaint (referred to as the Fourth Consolidated Complaint), which was filed on or about August 21, 2002, us, our former Chairman and Chief Executive Officer, Joseph P. Nacchio, our former Chief Financial Officers, Robin R. Szeliga and Robert S. Woodruff, other of our former officers and current directors, and Arthur Andersen LLP. The Fourth Consolidated Complaint is purportedly brought on behalf of purchasers of our publicly traded securities between May 24, 1999 and February 14, 2002, and alleges, among other things, that during the putative class period, we and certain of the individual defendants made materially false statements regarding the results of our operations in violation of section 10(b) of the Securities Exchange Act of 1934, or the "Exchange Act", that certain of the individual defendants are liable as control persons under section 20(a) of the Exchange Act, and that during the putative class period, certain of the individual defendants sold some of their shares of our common stock in violation of section 20A of the Exchange Act. The Fourth Consolidated Complaint also alleges that our financial results during the putative class period and statements regarding those results were false and misleading due to the alleged: (i) overstatement of revenue, (ii) understatement of costs, (iii) manipulation of employee benefits in order to increase profitability, and (iv) misstatement of certain assets and liabilities. The Fourth Consolidated Complaint further alleges that we and certain of the individual defendants violated Section 11 of the Securities Act of 1933, as amended, or the "1933 Act", and that certain of the individual defendants are liable as control persons under Section 15 of the 1933 Act by preparing and disseminating false registration statements and prospectuses for: (1) the registration of 897,907,706 shares of our common stock to be issued to U S WEST shareholders dated June 21, 1999, as amended August 13, 1999 and September 17, 1999; (2) the exchange of $3.25 billion of our notes dated July 12, 2001; and (3) the exchange of $3.75 billion of our notes dated October 30, 2001. The Fourth Consolidated Complaint seeks unspecified compensatory damages and other relief. However, lead counsel for the plaintiffs has indicated that plaintiffs will seek damages in the billions of dollars. On September 20, 2002, both we and the individual defendants filed motions to dismiss the Fourth Consolidated Complaint. Those motions are currently pending before the court. On November 4, 2002, lead plaintiffs in the consolidated securities action filed a motion for a temporary restraining order and preliminary injunction seeking to enjoin the sale of Dex or, in the alternative, to place the proceeds of such sale in a constructive trust for the benefit of the plaintiffs. The court denied both motions.

        On October 22, 2001, an alleged derivative lawsuit was filed in the United States District Court for the District of Colorado, naming as defendants each of the then members of our Board of Directors, and naming us as a nominal defendant. The derivative complaint is based upon the allegations made in the consolidated securities action and alleges, among other things, that the Board members intentionally or negligently breached their fiduciary duties to us by failing to oversee implementation of securities laws that prohibit insider trading. The derivative complaint also alleges that the Board members breached their fiduciary duties to us by causing or permitting us to commit alleged securities violations, thus (i) causing us to be sued for such violations, and (ii) subjecting us to adverse publicity, increasing our cost of raising capital and impairing earnings. The derivative complaint further alleges that certain directors sold shares between April 26, 2001 and May 15, 2001 using non-public information about us. On or about October 31, 2001, the court filed an order consolidating this derivative lawsuit with the consolidated securities action. In December 2001, the derivative lawsuit was stayed, pending further order of the court, based on the fact that the merits of the derivative lawsuit are intertwined with the resolution of the consolidated securities action. In March 2002, plaintiffs filed a first amended derivative complaint. The first amended derivative complaint adds allegations relating to the disclosures of our consolidated financial results from April 2000 through February 2002. On or about November 5, 2002, plaintiffs filed a second amended derivative complaint. The second amended complaint adds as defendants to the lawsuit certain former officers, including Robin R. Szeliga, Robert S. Woodruff, and others. The second amended complaint contains allegations in addition to those set forth in the prior complaints, stating, among other things, that (i) certain officers and/or directors traded our stock while in the possession of inside information, and (ii) certain officers and/or directors caused the restatement of more than $1 billion in revenue by concealing improper accounting practices. Plaintiffs seek, among other remedies, disgorgement of alleged insider trading profits. The lawsuit remains stayed.

        On March 6, 2002, an alleged derivative lawsuit was filed in the District Court for the City and County of Denver, naming as defendants each of the then members of our Board of Directors, certain former officers of ours and Arthur Andersen LLP. We are named as a nominal defendant. The derivative complaint is based upon the allegations made in the consolidated securities action and alleges that the Board members intentionally or recklessly breached their fiduciary duties to us by causing or allowing us to issue financial disclosures that were false or misleading. Plaintiffs seek unspecified damages on our behalf against the defendants. On July 2, 2002, this state court derivative lawsuit was stayed pending further order of the court. On or about August 1, 2003, the plaintiffs filed an amended derivative complaint, which does not contain claims against our former officers and Arthur Andersen, but continues to assert claims against the Board defendants. In the amended complaint, the plaintiffs allege, among other things, that the individual defendants abdicated their duty to implement and maintain an adequate internal accounting control system and thus allegedly violated (i) their fiduciary duties of loyalty and good faith; (ii) GAAP; and (iii) our Audit Committee's charter (which requires, among other things, that our Audit Committee serve as an independent and objective party to monitor our financial reporting and internal control system). The amended complaint also states new claims against Mr. Nacchio for his alleged breach of fiduciary duties. Plaintiffs seek a court order requiring that Mr. Nacchio disgorge to us all of his 2001 compensation, including salary, bonus, long-term incentive payouts and stock options. In addition, the plaintiffs contend that Mr. Nacchio breached his fiduciary duties to us by virtue of his sales of our stock allegedly made using his knowledge of material non-public information. The plaintiffs seek the imposition of a constructive trust on any profits Mr. Nacchio obtained by virtue of these sales.

        Since March 2002, seven putative class action suits were filed in federal district court in Colorado purportedly on behalf of all participants and beneficiaries of the Qwest Savings and Investment Plan and predecessor plans, or the "Plan", from March 7, 1999 until the present. By court order, five of these putative class actions have been consolidated, and the claims made by the plaintiff in the sixth case were subsequently included in the Second Amended and Consolidated Complaint described below. We expect the seventh putative class action to be consolidated with the other cases since it asserts substantially the same claims. The consolidated amended complaint filed on July 5, 2002, or the "consolidated ERISA action", names as defendants, among others, us, several former and current directors, officers and employees, Qwest Asset Management, the Plan's Investment Committee, and the Plan Administrative Committee of the pre-Merger Qwest Communications 401(k) Savings Plan. Plaintiffs filed a Second Amended and Consolidated Complaint on May 21, 2003, naming as additional defendants a former employee and Qwest's Plan Design Committee. The consolidated ERISA action, which is brought under the Employee Retirement Income Security Act, or "ERISA", alleges, among other things, that the defendants breached fiduciary duties to the Plan members by allegedly excessively concentrating the Plan's assets invested in our stock, requiring certain participants in the Plan to hold the matching contributions received from us in the Qwest Shares Fund, failing to disclose to the participants the alleged accounting improprieties that are the subject of the consolidated securities action, failing to investigate the prudence of investing in our stock, continuing to offer our stock as an investment option under the Plan, failing to investigate the effect of the U S WEST merger on Plan assets and then failing to vote the Plan's shares against it, preventing plan participants from acquiring our stock during certain periods, and, as against some of the individual defendants, capitalizing on their private knowledge of our financial condition to reap profits in stock sales. Plaintiffs seek equitable and declaratory relief, along with attorneys' fees and costs and restitution. Plaintiffs moved for class certification on January 15, 2003, and we have opposed that motion, which is pending before the court. Defendants filed motions to dismiss the consolidated ERISA action on August 22, 2002. Those motions are also pending before the court.

        On June 27, 2002, a putative class action was filed in the District Court for the County of Boulder against us, The Anschutz Family Investment Co., Philip Anschutz, Joseph P. Nacchio and Robin R. Szeliga on behalf of purchasers of our stock between June 28, 2000 and June 27, 2002 and owners of U S WEST stock on June 28, 2000. The complaint alleges, among other things, that we and the individual defendants issued false and misleading statements and engaged in improper accounting practices in order to accomplish the U S WEST merger, to make us appear successful and to inflate the value of our stock. The complaint asserts claims under Sections 11, 12, 15 and 17 of the 1933 Act. The complaint seeks unspecified monetary damages, disgorgement of illegal gains, and other relief. On July 31, 2002, the defendants removed this state court action to federal district court in Colorado and subsequently moved to consolidate this action with the consolidated securities action identified above.

The plaintiffs have moved to remand the lawsuit back to state court. Defendants have opposed that motion, which is pending before the court.

        On August 9, 2002, an alleged derivative lawsuit was filed in the Court of Chancery of the State of Delaware, naming as defendants each of the then members of our Board of Directors and our current Chief Financial Officer, Oren G. Shaffer, and naming us as a nominal defendant. On or about September 16, 2002, an amended complaint was filed in the action, naming the same defendants except Mr. Shaffer, who is no longer a defendant in the action. A separate alleged derivative lawsuit was filed in the Court of Chancery of the State of Delaware on or about August 28, 2002. That lawsuit names as defendants our former Chairman and Chief Executive Officer, Joseph P. Nacchio, our former Chief Financial Officer, Robert S. Woodruff, former Board member, Marilyn Carlson Nelson, and each of the then members of our Board of Directors and names us as a nominal defendant. On October 30, 2002, these two alleged derivative lawsuits were consolidated, and an amended complaint (the "Second Amended Complaint") was later filed on or about January 23, 2003, and names as defendants the current members of our Board of Directors, former Board member Hank Brown, our former Chief Executive Officer, Joseph P. Nacchio, and our former Chief Financial Officer, Robert Woodruff, and names us as a nominal defendant. In the Second Amended Complaint, the plaintiffs allege, among other things, that the individual defendants (i) breached their fiduciary duties by allegedly engaging in illegal insider trading in our stock; (ii) failed to ensure compliance with federal and state disclosure, anti-fraud and insider trading laws within Qwest, resulting in exposure to us; (iii) appropriated corporate opportunities, wasted corporate assets and self-dealt in connection with investments in Initial Public Offering securities through our investment bankers; and (iv) improperly awarded severance payments of $13 million to our former Chief Executive Officer, Mr. Nacchio. The plaintiffs seek recovery of incentive compensation alleged wrongfully paid to certain defendants, all severance payments made to Messrs. Nacchio and Woodruff, and all costs including legal and accounting fees. Plaintiffs have also requested, among other things, that the individual defendants compensate us for any insider-trading profits. Plaintiffs likewise allege that we are entitled to contribution and indemnification by each of the individual defendants. Plaintiffs request that the court cancel all unexercised stock options awarded to Messrs. Nacchio and Woodruff to which they were not entitled, that the defendants return to us all salaries and other remuneration paid to them by us during the time they breached their fiduciary duties, and that the court order the defendants to enforce policies, practices and procedures on behalf of us designed to detect and prevent illegal conduct by our employees and representatives. On March 17, 2003, defendants moved to dismiss the Second Amended Complaint, or, in the alternative, to stay the action. That motion is pending before the court.

        On November 22, 2002, plaintiff Stephen Weseley IRA Rollover filed a purported derivative lawsuit in Denver District Court, naming as defendants each of the then members of our Board of Directors, certain of our former officers, Anschutz Company and us as a nominal defendant. Plaintiff alleges, among other things, that the director defendants breached their fiduciary duties to us and damaged us by deliberately in bad faith or recklessly (i) implementing a sham system of internal controls completely inadequate to ensure proper recognition of revenue; (ii) causing us to issue false and misleading statements and financial results to the market regarding our earnings, revenues, business and investments; (iii) exposing us to massive liability for securities fraud; (iv) damaging our reputation; and (v) trading our shares while in possession of material, non-public information regarding our true financial condition. The complaint purports to state causes of action for breach of fiduciary duty, gross negligence, unjust enrichment against some of our former officers and breach of contract and breach of the duty of loyalty/insider trader trading against several of our former officers and former and current directors. On or about January 7, 2003, plaintiff's counsel filed a proposed amended complaint which substitutes a new plaintiff, Thomas R. Strauss, and adds another former officer as a defendant. In the amended complaint, plaintiff seeks (i) disgorgement of bonuses and other incentive compensation paid to certain defendants; (ii) any profits that certain defendants made by virtue of their alleged trading on material, inside information; and (iii) other damages. By order dated

January 9, 2003, the court permitted the substitution and Strauss became the plaintiff in this lawsuit under the amended complaint.

        On December 10, 2002, the California State Teachers' Retirement System, or "CalSTRS", filed suit against us, certain of our former officers and certain of our current directors and several other defendants, including Arthur Andersen LLP and several investment banks, in the Superior Court of the State of California in and for the County of San Francisco. CalSTRS alleges that the defendants engaged in fraudulent conduct that caused CalSTRS to lose in excess of $150 million invested in our equity and debt securities. The complaint alleges, among other things, that in press releases and other public statements, defendants represented that we were one of the highest revenue producing telecommunications companies in the world, with highly favorable results and prospects. CalSTRS alleges that defendants were engaged, however, "in a scheme to falsely inflate Qwest's revenues and decrease its expenses so that Qwest would appear more successful than it actually was." The complaint purports to state causes of action against us for (i) violation of California Corporations Code Section 25400 et seq. (securities laws) (seeking, among other damages, the difference between the price at which CalSTRS sold our notes and stock and their true value); (ii) violation of California Corporations Code Section 17200 et seq. (unfair competition); (iii) fraud, deceit and concealment; and (iv) breach of fiduciary duty. Among other requested relief, CalSTRS seeks compensatory, special and punitive damages, restitution, pre-judgment interest and costs. We and the individual defendants filed a demurrer, seeking dismissal of all claims. In response, the plaintiff voluntarily dismissed the unfair competition claim but maintained the balance of the complaint. The court denied the demurrer as to the California securities law and fraud claims, but dismissed the breach of fiduciary duty claim against us with leave to amend. The court also dismissed the claims against Robert S. Woodruff and Robin R. Szeliga on jurisdictional grounds. On or about July 25, 2003, plaintiff filed a First Amended Complaint. The material allegations remain largely the same, but plaintiff no longer alleges claims against Mr. Woodruff and Ms. Szeliga following the court's dismissal of the claims against them, and it has modified its allegation against us for breach of fiduciary duty to an allegation of aiding and abetting breach of fiduciary duty. We have filed a second demurrer, seeking to dismiss the allegation of aiding and abetting breach of fiduciary duty. The court has not ruled on this demurrer.

        On November 27, 2002, the State of New Jersey (Treasury Department, Division of Investment), or "New Jersey", filed a lawsuit similar to the CalSTRS action in New Jersey Superior Court, Mercer County. On October 17, 2003, New Jersey filed an amended complaint alleging, among other things, that we, certain of our former officers and certain current directors and Arthur Andersen LLP caused our stock to trade at artificially inflated prices by employing improper accounting practices, and by issuing false statements about our business, revenues and profits. As a result, New Jersey contends that it incurred tens of millions of dollars in losses. New Jersey's complaint purports to state causes of action against us for: (i) fraud; (ii) negligent misrepresentation; (iii) breach of fiduciary duty; and (iv) civil conspiracy. Among other requested relief, New Jersey seeks from defendants, jointly and severally, compensatory, consequential, incidental and punitive damages.

        On January 10, 2003, the State Universities Retirement System of Illinois, or "SURSI", filed a lawsuit similar to the CalSTRS and New Jersey lawsuits in the Circuit Court of Cook County, Illinois. SURSI filed suit against us, certain of our former officers and certain current directors and several other defendants, including Arthur Andersen LLP and several investment banks. SURSI alleges that defendants engaged in fraudulent conduct that caused it to lose in excess of $12.5 million invested in our common stock and debt and equity securities. The complaint alleges, among other things, that in press releases and other public statements, defendants represented that we were one of the highest revenue producing telecommunications companies in the world, with highly favorable results and prospects. SURSI alleges that defendants were engaged, however, in a scheme to falsely inflate our revenues and decrease our expenses. The complaint purports to state causes of action against us under: (i) the Illinois Securities Act; (ii) the Illinois Consumer Fraud and Deceptive Business Practice Act; (iii) common law fraud; (iv) common law negligent misrepresentation; and (v) Section 11 of the 1933

Act. SURSI seeks, among other relief, punitive and exemplary damages, costs, equitable relief including an injunction to freeze or prevent disposition of the defendants' assets and disgorgement. On March 28, 2003, SURSI filed a First Amended Complaint. The amended complaint adds 12 defendants, including one current officer and several of our former officers or employees, Calpoint, LLC, KMC Telecom Holdings, Inc., or KMC, KPNQwest and Koninklijke KPN, N.V. In addition, SURSI supplements its earlier allegations by contending, among other things, that we: (i) improperly recognized $100 million from a transaction involving Genuity, Inc. in September 2000; (ii) fraudulently recognized $34 million in revenue in the second quarter of 2001 in a transaction involving the Arizona School Facilities Board; and (iii) otherwise improperly accounted for certain revenue in connection with transactions with, among others, Calpoint and KMC. On October 1, 2003, plaintiff filed a motion to dismiss without prejudice its claims against three of the individual defendants and defendant KMC, all of whom had been added as defendants in the First Amended Complaint.

        In January 2001, an amended purported class action complaint was filed in Denver District Court against us and certain current and former officers and directors on behalf of stockholders of U S WEST. The complaint alleges that we have a duty to pay a quarterly dividend to U S WEST stockholders of record as of June 30, 2000. Plaintiffs further claim that the defendants attempted to avoid paying the dividend by changing the record date from June 30, 2000 to July 10, 2000. In September 2002, we filed a motion for summary judgment on all claims. Plaintiffs filed a cross-motion for summary judgment on their breach of contract claims only. On July 15, 2003, the court denied both summary judgment motions.

        Joseph Nacchio has agreed to serve through June 30, 2004 as a consultant to us with respect to transitional matters relating to our business, for which he is to receive a monthly consulting fee of $125,000 (pro-rated for partial months) and reimbursement of expenses.

        Vinod Khosla, one of our directors, is a general partner of Kleiner, Perkins, Caufield and Byers ("KPCB"), a venture capital firm. From time to time, KPCB or entities controlled by it have taken and may take positions (including control positions) in, and have designated and may designate persons (including Mr. Khosla) on the boards of, companies with which we may conduct business.

        Marilyn Carlson Nelson, one of our directors from June 2000 until her resignation in June 2002, has been Chairman, President and Chief Executive Officer of Carlson Companies, Inc. ("CCI") since 1998. She is also a member of the Board of Directors of CWT Holdings B.V., in which CCI has, through its affiliates, a 50% interest. CWT Holdings B.V is the parent company of Carlson Wagonlit Travel, Inc. We paid Carlson Wagonlit Travel, Inc. for travel agency services approximately $630,000 in 2002. We also paid the Carlson Marketing Group, Inc., a wholly owned subsidiary of CCI, for marketing and other services supplied by Carlson Marketing Group, Inc., and for goods or travel, hospitality or other services supplied by third parties, approximately $306,000 in 2002, of which we understand $100,000 was the approximate net revenue to the Carlson Marketing Group. During 2002, CCI and its affiliates paid us at prevailing market rates approximately $1.6 million for telephone and related services.

        Since September of 2001, W. Thomas Stephens, one of our directors, has been the Deputy Chair of the Board of NorskeCanada (formerly Norske Skog Canada Ltd.). Pacifica Papers, Inc., which was acquired by Norske Skog Canada Ltd. in 2001, is a supplier of paper products to our former directories business, Qwest Dex, under a ten-year contract beginning in 1994. In connection with that contract, which terminates on December 31, 2003, we paid Pacifica Papers approximately $17 million in 2002. Mr. Stephens is also a director of Xcel Energy Inc., a power company that supplies power to us in certain states.

        In addition, several of our directors are directors or executive officers of or are otherwise associated with or have investments in companies to which we provide telephone and related services from time to time in the ordinary course.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

        The following table summarizes for the periods indicated the compensation paid to or accrued for the benefit of each person who served as our Chief Executive Officer during 2002, our next four most highly compensated executive officers serving as of December 31, 2002 and two of our other former executive officers (collectively referred to herein as the "named executive officers"). The position identified in the table for each person is their current position with us unless otherwise indicated.

SUMMARY COMPENSATION TABLE

										Long Term Compensation
		Annual Compensation								Awards			Payouts
Name/Principal Position	Year	Salary(1)		Bonus(1)			Other Annual Compensation(2)			Restricted Stock Awards(3)		Number of Securities Underlying Options	LTIP Payouts			All Other Compensation
Executive Officers as of December 31, 2002
Richard C. Notebaert Chairman and Chief Executive Officer(4)	2002		$613,462		$825,000			$252,126	(5)		$1,000,000	5,000,000		—			$3,810(6)
Oren G. Shaffer Vice Chairman and Chief Financial Officer(7)	2002		$369,231		$600,000			$50,000	(8)		—	2,000,000		—			$8,603	(9)
Clifford S. Holtz Executive Vice President, Business Markets Group(10)	2002 2001	$ $	427,885 259,615	$	— 287,500		$ $	50,531 109,222	(11) (11)		$870,000 —	750,000 525,000		— —		$ $	228,741 5,510	(12)
Richard N. Baer Executive Vice President, General Counsel and Corporate Secretary(13)	2002		$353,654		$617,500	(14)		$27,166	(15)		—	1,100,000		—			$4,202(16)
Annette M. Jacobs Former Executive Vice President, Consumer Markets Group(17)	2002		$364,423		—			$48,044	(18)		—	350,000		—			$5,525	(19)
Former Executive Officers
Joseph P. Nacchio Former Chairman and Chief Executive Officer(20)	2002 2001 2000	$ $ $	784,615 1,169,231 854,615	$ $	— 1,517,152 2,235,301		$ $ $	479,984 329,714 151,592	(21) (21)		— — —	— 7,250,000 —	$ $	— 24,374,091 1,107,913	(22) (23)	$ $ $	12,233,288 8,770 5,269	(24)
Afshin Mohebbi Former President and Chief Operating Officer(25)	2002 2001 2000	$ $ $	1,006,539 766,923 561,058	$ $	— 593,306 703,279		$ $	308,685 81,549 —	(26) (26)		— — —	1,500,000 2,500,000 400,000		— — —		$ $ $	4,806,390 6,018 965	(27)
Drake S. Tempest Former Executive Vice President, General Counsel and Corporate Secretary(28)	2002 2001 2000	$ $ $	629,231 396,154 298,077	$ $	— 234,434 321,506		$ $ $	155,696 145,120 73,008	(29) (29) (29)	$	— 3,362,000 —	1,250,000 600,000 200,000		— — —		$ $ $	1,802,908 2,916 3,308	(30)

(1)
Amounts shown include salary or bonus earned by each of the named executive officers, including payments made with respect to paid vacation or sick-leave, as well as salary or bonus earned but deferred at the election of the named executive officer. Bonus amounts reported for each year have been adjusted to (a) include amounts earned with respect to performance in the fourth quarter of that year but paid in the following year, and (b) exclude amounts earned with respect to performance in the fourth quarter of the previous year but paid in the year shown.

(2)
Amounts shown include the value of perquisites and other personal benefits for the named executive officer in the year indicated. Flexible benefits paid to the named executive officers are cash payments made at the beginning of the year in lieu of various perquisites commonly paid to executive officers. Named executive officers are not required to apply these payments to any particular purpose.

(3)
Dollar amounts shown equal the number of shares of restricted stock granted multiplied by the stock price on the grant date, which was $5.00 per share in the case of Mr. Notebaert, $8.70 per share in the case of Mr. Holtz, and $16.81 per share in the case of Mr. Tempest. The valuation does not take into account the diminution in value attributable to the restrictions applicable to the shares. The number and dollar value of shares of restricted stock held by the named executive officers on December 31, 2002, based on the closing price of our common stock on December 31, 2002 ($5.00 per share), were: Mr. Notebaert—200,000 shares ($1,000,000); and Mr. Holtz—100,000 shares ($500,000). The grant of restricted stock to Mr. Notebaert vests 33% each year on the anniversary of the grant, and the grant to Mr. Holtz vests (1) 25% on the earliest to occur of (a) the date on which we are current in our SEC filings, (b) the date on which Mr. Holtz's employment with us terminates, and (c) February 1, 2004, and (2) an additional 25% each year on February 1 from 2004 until 2006. Dividends are paid on all shares of our restricted stock at the same rate as on our unrestricted shares.

(4)
Mr. Notebaert joined Qwest in June 2002.

(5)
Amount includes $75,000 in flexible benefits paid to Mr. Notebaert and reimbursement of relocation expenses of $99,178 (including tax gross-up).

(6)
Represents imputed income on life insurance policy.

(7)
Mr. Shaffer joined Qwest in July 2002.

(8)
Amount includes $50,000 in flexible benefits paid to Mr. Shaffer.

(9)
Amount includes 401(k) company matching contributions of $5,100 and imputed income on life insurance policy of $3,503.

(10)
Mr. Holtz joined Qwest in April 2001.

(11)
Amount for 2002 includes $35,000 in flexible benefits paid to Mr. Holtz; and amount for 2001 includes reimbursement of relocation expenses of $74,036 (including tax gross-up).

(12)
Amount includes reimbursement of $223,025 forfeited by Mr. Holtz in connection with the termination of his prior employment, 401(k) company matching contributions of $5,100 and imputed income on life insurance policy of $616.

(13)
Mr. Baer joined Qwest in January 2001.

(14)
Represents the first two installments of a cash retention bonus paid to Mr. Baer during 2002 in consideration of Mr. Baer's continued employment. The third and final installment of the cash retention bonus, in the amount of $308,750, was paid on January 31, 2003.

(15)
Amount includes $25,000 in flexible benefits paid to Mr. Baer.

(16)
Amount includes 401(k) company matching contributions of $3,617 and imputed income on life insurance policy of $585.

(17)
Ms. Jacobs became an executive officer in 2002 and resigned from Qwest on September 5, 2003.

(18)
Amount includes $35,000 in flexible benefits paid to Ms. Jacobs.

(19)
Amount includes 401(k) company matching contributions of $5,100 and imputed income on life insurance policy of $425.

(20)
Mr. Nacchio resigned from Qwest on June 16, 2002.

(21)
Amount for 2002 includes payment for unused guard services of $170,759; and amount for 2001 includes imputed income for personal use of corporate aircraft of $140,967.

(22)
In accordance with Mr. Nacchio's 1996 employment agreement, we granted Mr. Nacchio 300,000 growth shares in 1996 under our Growth Share Plan, with a five-year performance cycle commencing January 1, 1997. The amount represents what we paid Mr. Nacchio in 2001 under his growth share agreement for the remaining portion of his growth shares that vested in 2001 (the last year of the five-year performance cycle). We paid Mr. Nacchio for these vested shares by issuing to him, net of certain taxes, 356,723 shares of our common stock and by paying $4,500,000 in premiums on two life insurance policies covering the lives of Mr. and Mrs. Nacchio, pursuant to the terms of a split dollar arrangement among us, Mr. and Mrs. Nacchio and their life insurance trust. This amount represents the final payment due to Mr. Nacchio under his growth share agreement.

(23)
Amount represents what we paid Mr. Nacchio for his growth shares under his growth share agreement. Mr. Nacchio received shares of our common stock as payment for his growth shares.

(24)
Amount includes severance of $12,226,027, 401(k) company matching contributions of $4,846 and imputed income on life insurance policy of $2,415. Does not include amounts paid out to Mr. Nacchio under Qwest's Pension Plan in connection with the termination of his employment. See "Pension Plans" below.

(25)
Mr. Mohebbi served as our President and Chief Operating Officer until December 4, 2002 and resigned from Qwest on December 31, 2002.

(26)
Amount for 2002 includes reimbursement of relocation expenses of $206,000; and amount for 2001 includes $35,000 in flexible benefits paid to Mr. Mohebbi and imputed income for personal use of corporate aircraft of $21,004. Amounts for 2001 and 2000 do not include previously disclosed amounts for forgiveness of and imputed interest relating to a loan from us, as such amounts have now been deemed for tax purposes to apply to 1999, the year the loan was made.

(27)
Amount includes severance of $4,800,000, 401(k) company matching contributions of $5,100 and imputed income on life insurance policy of $1,290. Does not include amounts paid out to Mr. Mohebbi under Qwest's Pension Plan in connection with the termination of his employment. See "Pension Plans" below.

(28)
Mr. Tempest resigned from Qwest on December 8, 2002.

(29)
Amount for 2002 includes $38,952 in flexible benefits paid to Mr. Tempest and $54,480 reimbursement for travel and living expenses; amount for 2001 includes $52,264 reimbursement for travel and living expenses and imputed income for personal use of corporate aircraft of $44,253; and amount for 2000 includes $31,152 reimbursement for travel and living expenses and imputed income for personal use of corporate aircraft of $29,605.

(30)
Amount includes severance of $1,800,000 and 401(k) company matching contributions of $2,908. Does not include amounts paid out to Mr. Tempest under Qwest's Pension Plan in connection with the termination of his employment. See "Pension Plans" below.

Stock Option Grants

        The following table provides details regarding the stock options that we granted in 2002 to each of our named executive officers:

OPTION GRANTS IN LAST FISCAL YEAR(1)

							Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted(2)	Percent of Total Options Granted to All Employees During 2002
Name				Exercise Price		Expiration Date
							5%			10%
Executive Officers as of December 31, 2002
Richard C. Notebaert	5,000,000	10.1%			$5.10	6-16-2012		$16,036,813			$40,640,433
Oren G. Shaffer	2,000,000	4.0%			$2.10	7-8-2012		$2,641,357			$6,693,718
Clifford S. Holtz	325,000 425,000	0.7 0.9	% %	$ $	16.81 2.10	2-28-2012 7-8-2012	$ $	3,435,809 561,288		$ $	8,707,013 1,422,415
Richard N. Baer	350,000 750,000	0.7 1.5	% %	$ $	5.03 4.62	4-30-2012 12-3-2012	$ $	1,107,169 2,179,120		$ $	2,805,784 5,522,318
Annette M. Jacobs	350,000	0.7%			$2.10	7-8-2012		$462,238	(4)		$1,171,401	(4)
Former Executive Officers
Joseph P. Nacchio	—	—			—	—		—			—
Afshin Mohebbi	1,500,000	3.0%			$2.10	7-8-2012		$1,981,018	(5)		$5,020,289	(5)
Drake S. Tempest	1,250,000	2.5%			$2.10	7-8-2012		$1,650,848	(6)		$4,183,574	(6)

(1)
Options issued under our Equity Incentive Plan are not currently exercisable due to our failure to file our periodic reports under the securities laws.

(2)
Each option vests over four years at a rate of 25% per year and vests immediately upon a change in control of Qwest, as more fully described below under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

(3)
The potential realizable value is based on the appreciated value of our common stock minus the per share exercise price, multiplied by the number of shares subject to the option. The appreciated value of our common stock is calculated assuming that the fair market value of our common stock on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option. The 5% and 10% rates of appreciation are set by the Securities and Exchange Commission and do not represent our estimate or projection of future increases in the price of our shares of common stock. The closing price of our stock on September 30, 2003 was $3.40 per share.

(4)
The vested portion of this option will be cancelled on or before October 24, 2003 pursuant to a Severance Agreement and General Release, as more fully described below under "Employment Contracts and Termination of Employment and Change-In-Control Arrangements."

(5)
Mr. Mohebbi served as our President and Chief Operating Officer until December 4, 2002 and resigned from Qwest on December 31, 2002. The option expired unexercised on March 31, 2003.

(6)
Mr. Tempest resigned from Qwest on December 8, 2002, and the option expired unexercised on March 8, 2003.

Option Exercises and Holdings

        The following table provides information for the named executive officers concerning options they exercised during 2002 and unexercised options they held at the end of 2002:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values(1)

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Executive Officers as of December 31, 2002
Richard C. Notebaert	—	—	—	5,000,000	—	—
Oren G. Shaffer	—	—	—	2,000,000	—	$5,800,000
Clifford S. Holtz	—	—	131,250	1,143,750	—	$1,232,500
Richard N. Baer	—	—	144,500	1,368,500	—	$285,000
Annette M. Jacobs	—	—	105,750	732,250	—	$1,015,000
Former Executive Officers
Joseph P. Nacchio	—	—	8,135,351	4,640,902	—	—
Afshin Mohebbi	—	—	3,235,000	3,865,000	—	$4,350,000
Drake S. Tempest	—	—	710,000	2,180,000	—	$3,625,000

(1)
Options issued under our Equity Incentive Plan are not currently exercisable due to our failure to file our periodic reports under the securities laws.

(2)
Based on the last sales price of our shares of common stock on December 31, 2002 ($5.00), minus the per share exercise price of the unexercised options, multiplied by the number of shares represented by the unexercised options. The last sales price of our shares of common stock on September 30, 2003 was $3.40 per share.

Pension Plans

        Executive officers are eligible to participate in the Qwest Pension Plan. Under this plan, an amount equal to 3% of each officer's eligible pay (generally defined as the executive's salary and bonus) is credited to a hypothetical account balance. At the end of each year, the hypothetical account balance is also credited with interest based on the average 30 year Treasury bond rate. In addition, through the end of 2004, an additional interest credit will be made if the cumulative rate of appreciation in the price of our common stock from the end of the year each pay credit is made is greater than the interest credited using the average 30 year Treasury bond rate. When a participant terminates employment, the amount in the hypothetical account balance is converted to an annuity payable for the participant's life. The participants may also elect to receive their benefit in the form of a lump sum payment. A non qualified pension plan also exists which authorizes the payment of benefits which may exceed the limits otherwise imposed under applicable tax and employee benefit regulations.

        The following table sets forth the estimated lump sum benefits payable under the account balance formula in the Qwest Pension Plan assuming the executives continue to be employed at Qwest until age 65, interest credited to the account balances is 6% per year and each executive's eligible compensation under the plan increases at the rate of 4% per year.

Name	Estimated Lump Sum Benefit Payable at Age 65 Under Qwest Account Balance Formula
Richard C. Notebaert	$1,235,000
Oren G. Shaffer	$355,000
Clifford S. Holtz	$1,755,000
Richard N. Baer	$1,615,000
Annette M. Jacobs	$1,545,000
Joseph P. Nacchio	—
Afshin Mohebbi	—
Drake S. Tempest	—

        In addition, the following amounts were paid out to our former executive officers under the plan in connection with the termination of their employment during 2002: Mr. Nacchio, $154,208; Mr. Mohebbi, $98,540; and Mr. Tempest, $51,144.

        Pursuant to their employment agreements, Messrs. Notebaert and Shaffer will also receive additional pension benefits equal to the excess of the benefits calculated based on the applicable pension formulas that were in place when they left their previous employer, SBC Communications Inc., including the service they had at SBC, over the benefits they receive under the Qwest plans outlined above and the pension benefits they received from SBC. The following table sets forth the estimated lump sum value of these additional pension benefits assuming the executives continue to be employed at Qwest until age 65, interest rates are equal to 6% in calculating the lump sum and each executive's eligible compensation increases at the rate of 4% per year.

Name	Estimated Lump Sum Benefit Payable at Age 65 Under the Provisions of Employment Contracts
Richard C. Notebaert	$13,090,000
Oren G. Shaffer	$3,295,000

Equity Compensation Plan Information

        We currently maintain four compensation plans under which shares of our common stock are authorized for issuance to employees and non-employees: our Equity Incentive Plan; our Employee Stock Purchase Plan; our Nonqualified Employee Stock Purchase Plan and our Equity Compensation Plan for Non-Employee Directors. Our Equity Incentive Plan and Employee Stock Purchase Plan have been approved by our stockholders. Our Nonqualified Employee Stock Purchase Plan and our Equity Compensation Plan for Non-Employee Directors, each of which is described in more detail below, have not been approved by our stockholders. The following table provides information as of December 31, 2002 about outstanding options and shares reserved for future issuance under these plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	112,320,486	$19.81	57,705,931(2)
Equity compensation plans not approved by security holders	—	—	10,083,267(3)

Total	112,320,486		67,789,198

(1)
Options issued under our Equity Incentive Plan are not currently exercisable due to our failure to file our periodic reports under the securities laws. Includes 83,355,721 shares issuable upon the exercise of outstanding options originally granted under plans we assumed in connection with acquisitions, including the US WEST merger. The weighted average exercise price of these options is $21.47. We do not intend to grant any new options under these plans.

(2)
Does not include shares of our common stock that may be approved for future issuance under our Equity Incentive Plan at our 2003 Annual Stockholders' Meeting. Includes 57,216,076 shares available for future issuance under our Equity Incentive Plan and 489,855 shares available for future issuance under our Employee Stock Purchase Plan.

(3)
Includes 10,000,000 shares available for future issuance under our Nonqualified Employee Stock Purchase Plan and 83,267 shares available for future issuance under our Equity Compensation Plan for Non-Employee Directors.

        In 1997, our Board of Directors adopted an Equity Compensation Plan for Non-Employee Directors, under which directors who are not officers or employees of Qwest may receive shares of our common stock. Under the plan, eligible directors may elect on a quarterly basis to receive any or all of their annual and meeting fees for that quarter in shares of our common stock. With respect to each quarter for which an election is made, the total number of shares granted to the electing director equals the amount of the director's total annual and meeting fees divided by the fair market value of our common stock on the last business day of that quarter. Shares issued under the plan are to be issued as soon as practicable after the end of each quarter.

        In 2002, our Board of Directors adopted a Nonqualified Employee Stock Purchase Plan; however we have not commenced any offers nor issued any shares of our common stock under the plan. If used, the Nonqualified Employee Stock Purchase Plan will provide eligible employees of Qwest with an opportunity to purchase shares of our common stock. The maximum number of shares of common stock that may be purchased under the Nonqualified Employee Stock Purchase Plan is, in the aggregate, 10,000,000. Under the plan, offers to purchase common stock will be made on the first day of each calendar month and last for a period of one calendar month, unless otherwise determined by the Compensation and Human Resources Committee of our Board of Directors. An eligible employee may participate in any offer under the plan by authorizing payroll deductions of up to 15% of his or her base salary and commissions paid per pay period. Amounts withheld will be held for the credit of the participant as part of our general funds and will not accrue interest. On the last day of each calendar month, the entire account balance of a participating employee will be applied to purchase shares of our common stock at a purchase price equal to 85% of the fair market value of the common stock on the last trading day of that month. In no event, however, will an employee be permitted to purchase more than 20,000 shares of common stock through the plan in any single offer. Participants may not transfer shares of common stock purchased under the plan until after the last day of the sixth month following the month in which the shares were purchased. We have the right to terminate or amend the plan at any time. If not previously terminated by our Board of Directors, the plan will terminate on the date as of which participants have purchased a number of shares equal to or greater than the number of shares then subject to the plan.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

        The following is a description of the terms and conditions of each employment or change in control agreement that we have (or had during 2002) with our named executive officers:

        Richard C. Notebaert.    The terms of Mr. Notebaert's employment are governed by an employment agreement dated as of May 14, 2003. The agreement provides for Mr. Notebaert's employment as Chairman and Chief Executive Officer of Qwest, and requires us to use our best efforts to include Mr. Notebaert in the Board's slate of nominees for election as a Class III director at applicable annual meetings. The term of the agreement is for two years beginning on June 17, 2002 and will be automatically extended by twelve months on the first anniversary of June 17, 2002 and on each anniversary thereafter unless one party provides at least 90 days' written notice of non-renewal to the other. The agreement provides for a base salary of $1,100,000 per year, subject to increase (but not decrease) on an annual basis by the Compensation and Human Resources Committee. Mr. Notebaert's target bonus will not be less than 150% of his base salary for the year, provided that we achieve the applicable financial and strategic objectives established for that year, and he must receive a minimum bonus of $825,000 for 2002 and $825,000 for the first six months of 2003. Mr. Notebaert received non-qualified options to purchase 5,000,000 shares of our common stock at an exercise price of $5.10 per share on June 17, 2002. In addition, he will receive options to purchase a minimum of 250,000 shares of our common stock each calendar year during the agreement term, together with additional options as may be authorized in the discretion of the Compensation and Human Resources Committee, with an exercise price equal to the closing price of our common stock on the applicable award date. Each of the option awards under the agreement will vest in four equal installments on each of the first four anniversaries of the award. Mr. Notebaert also received a grant of 200,000 shares of our restricted stock on June 17, 2002, to vest in equal increments on each of the first three anniversaries thereafter. To the extent not fully vested, on the earliest to occur of a change in control (as defined below), Mr. Notebaert's termination by reason of his death or disability, termination of his employment by us without cause (as defined below), a constructive discharge of Mr. Notebaert, or non renewal by us of the agreement on any renewal date, all outstanding options and restricted stock will vest immediately. For purposes of Mr. Notebaert's agreement, a "change in control" is defined as any of (1) the intentional acquisition by any person (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than Qwest, our subsidiaries, any person holding more than 15% of our outstanding common stock as of June 17, 2002 (a "15% Stockholder"), or any of our employee benefit plans, of 20% or more of the combined voting power of our then outstanding voting securities (provided also that this amount is greater than that held by any 15% Stockholder), or (2) at any time during any period of two consecutive years, individuals who at the beginning of such period constitute our Board (and any new director whose election to the Board or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election and nomination for election was previously so approved) cease for any reason to constitute a majority thereof, or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of our assets, unless the holders of our outstanding voting securities before the transaction still hold more than 50% of the combined voting power following the transaction, no person (other than any 15% Stockholder, the company resulting from the transaction or one of our benefit plans) holds 20% or more of the voting power of the resulting company and at least a majority of the board members of the resulting company served on our Board prior to the transaction, or (4) approval by our stockholders of a complete liquidation or dissolution of Qwest; "cause" is defined as conviction of a felony or any crime involving moral turpitude, or a reasonable determination by two-thirds of our directors, after provision of notice and opportunity to be heard, that the executive has willfully and continuously failed to substantially perform his duties or has engaged in gross neglect or gross misconduct resulting in material harm to Qwest; and "constructive discharge" means a reduction in the executive's compensation below levels provided for in the agreement, removal of the executive from the positions provided for in the agreement (including the failure of Mr. Notebaert to be nominated or reelected to our Board), any action by us that results in a significant diminution of the executive's authority, any failure by us to obtain a satisfactory agreement from our successor or assignee to honor our obligations under the agreement, a breach by us of our material obligations under the agreement that is not cured within 30 days, or the occurrence of a change in control.

        Mr. Notebaert is also entitled under the agreement to be provided with health and other employee benefits, fringe benefits and perquisites on the same basis as provided to our other senior executives. Mr. Notebaert's benefits also include use of corporate aircraft (including tax gross-up), reimbursement for expenses related to the negotiation of the agreement and temporary housing in Denver (including tax gross-up), pension benefits, business club memberships (including tax gross-up), home security (including tax gross-up), financial planning, and (following termination of his employment for any reason other than cause and only for so long as he fulfills certain non-competition and non-solicitation covenants) payment of reasonable costs for a private office, executive assistant and certain office equipment and services for the rest of his life.

        If Mr. Notebaert is terminated without cause, resigns for constructive discharge, or is notified by us of our decision not to renew the agreement upon any expiration date, he is entitled to receive a pro-rated annual bonus for the year of termination and the sum of two years' base salary and annual bonus at the then-current rate. However, if such termination, resignation or notification of non-renewal occurs within two years after a change in control, Mr. Notebaert is entitled to receive (i) pension benefits calculated as if he had two additional years of service at his then-current rate and were two years older and (ii) a pro-rated annual bonus for the year of termination and the sum of three years' base salary and annual bonus at the then-current rate. Mr. Notebaert is also entitled to reimbursement for any excise taxes to which he may be subject in connection with amounts or benefits he receives under the agreement. We have agreed to indemnify Mr. Notebaert against all liabilities and expenses incurred in any proceeding, and to reimburse reasonable expenses incurred by Mr. Notebaert in the defense of or participation in any proceeding, to which Mr. Notebaert is a party because of his service to us.

        Mr. Notebaert has agreed that for two years following the termination of his employment for any reason, he will not directly or indirectly (i) engage in any business which is in direct competition with our business or any of our subsidiaries in the telecommunications business, (ii) hire any person who was employed by us or our subsidiaries or affiliates in a non-clerical professional position within the six month period preceding the date of hire or (iii) solicit any person doing business with us or our subsidiaries or affiliates to terminate such relationship.

        Oren G. Shaffer.    The terms of Mr. Shaffer's employment are governed by an employment agreement dated as of May 14, 2003. The agreement provides for Mr. Shaffer's employment as Vice Chairman and Chief Financial Officer of Qwest. The term of the agreement is for two years beginning on July 8, 2002 and will be automatically extended by twelve months on the first anniversary of July 8, 2002 and on each anniversary thereafter unless one party provides at least 90 days' written notice of non-renewal to the other. The agreement provides for a base salary of $800,000 per year, subject to increase (but not decrease) on an annual basis by the Compensation and Human Resources Committee. Mr. Shaffer's target bonus will not be less than 150% of his base salary for the year, provided that we achieve the applicable financial and strategic objectives established for that year, and he must receive minimum bonuses of $600,000 for 2002 and $600,000 for the first six months of 2003. Mr. Shaffer received non-qualified options to purchase 2,000,000 shares of our common stock at an exercise price of $2.10 per share on July 8, 2002. The option award will vest in four equal installments on each of the first four anniversaries of the award. To the extent not fully vested, on the earliest of a change in control, Mr. Shaffer's termination by reason of his death or disability, termination of his employment by us without cause, a constructive discharge of Mr. Shaffer, or non renewal by us of the agreement on any renewal date, all outstanding options and restricted stock will vest immediately. The definitions of change in control, cause and constructive discharge are identical to those in Mr. Notebaert's agreement. Mr. Shaffer is also entitled under the agreement to be provided with health and other employee benefits, fringe benefits and perquisites on the same basis as provided to our other senior executives. Mr. Shaffer's benefits also include reimbursement for expenses related to the negotiation of the agreement (including tax gross-up), pension benefits and (following termination of his employment for any reason other than cause) payment of reasonable costs for a private office, executive assistant and certain office equipment and services for a period of five years.

        If Mr. Shaffer is terminated without cause, resigns for constructive discharge, or is notified by us of our decision not to renew the agreement upon any expiration date, he is entitled to receive a pro-rated annual bonus for the year of termination and the sum of two years' base salary and annual bonus at the then-current rate. However, if such termination, resignation or notification of non-renewal occurs within two years after a change in control, Mr. Shaffer is entitled to receive (i) pension benefits calculated as if he had two additional years of service at his then-current rate and were two years older and (ii) a pro-rated annual bonus for the year of termination and the sum of three years' base salary and annual bonus at the then-current rate. Mr. Shaffer is also entitled to reimbursement for any excise taxes to which he may be subject in connection with amounts or benefits he receives under the agreement. We have agreed to indemnify Mr. Shaffer against all liabilities and expenses incurred in any proceeding, and to reimburse reasonable expenses incurred by Mr. Shaffer in the defense of or participation in any proceeding, to which Mr. Shaffer is a party because of his service to us.

        Mr. Shaffer has agreed that for two years following the termination of his employment for any reason, he will not directly or indirectly (i) engage in any business which is in direct competition with our business or any of our subsidiaries in the telecommunications business, (ii) hire any person who was employed by us or our subsidiaries or affiliates in a non-clerical professional position within the six month period preceding the date of hire or (iii) solicit any person doing business with us or our subsidiaries or affiliates to terminate such relationship.

        Clifford S. Holtz.    Mr. Holtz's current base salary is $450,000 per year, and his current target bonus is 100% of his annual base salary. Other terms of Mr. Holtz's employment are governed by a severance agreement dated July 21, 2003, which is described below under "Other Change in Control Arrangements—Severance Agreements."

        Richard N. Baer.    Mr. Baer's current base salary is $500,000 per year, and his current target bonus is 150% of his annual base salary. Other terms of Mr. Baer's employment are governed by a severance agreement dated July 21, 2003, which is described below under "Other Change in Control Arrangements—Severance Agreements." In addition, on May 8, 2002, Mr. Baer and we entered into a retention agreement that provided for cash payments, each in the amount of $308,750, to be made to Mr. Baer on May 17, 2002, December 6, 2002 and January 31, 2003, provided Mr. Baer remained employed on those dates. These payments were made to Mr. Baer on such dates.

        Annette M. Jacobs.    Ms. Jacobs served as our Executive Vice President, Consumer Markets until her resignation on September 5, 2003. Prior to her resignation, Ms. Jacobs' base salary was $450,000 per year, and her target bonus was 100% of her annual base salary. In connection with her resignation, Ms. Jacobs and we entered into a Severance Agreement and General Release dated as of September 17, 2003. Pursuant to this agreement, we are required to pay Ms. Jacobs severance of $675,000 and a gross bonus amount of $336,575 on or before October 24, 2003. In addition, we must pay Ms. Jacobs $183,750 on or before October 24, 2003 to compensate her for her inability to exercise 87,500 vested stock options with an exercise price of $2.10 during the 90 day period following her resignation. In exchange for this payment, these vested options will be cancelled. Ms. Jacobs has also agreed that, for one year after her resignation, she will not alone or with others (i) compete with us anywhere in the United States where we do business, (ii) solicit any of our employees to leave our employment, and (iii) disclose or use any of our confidential information or trade secrets.

        Joseph P. Nacchio.    Prior to Mr. Nacchio's resignation in June 2002, the terms of his employment were governed by an employment agreement dated as of October 24, 2001. In connection with his resignation, Mr. Nacchio and Qwest entered into a Resignation and Consulting Agreement, dated June 16, 2002. Pursuant to this agreement, Mr. Nacchio's resignation was treated as a termination without Cause as defined in, and for purposes of, Mr. Nacchio's employment agreement. As such, Mr. Nacchio received a severance payment in the amount of $10,500,000, equal to two times the sum of his then-current base salary and target bonus under the employment agreement. In addition, Mr. Nacchio received a payment of approximately $1.7 million for accrued obligations of Qwest (including a pro-rated annual bonus for 2002), other benefits payable pursuant to the terms of welfare, pension, deferred compensation and other plans, two years' continuation of retirement and welfare benefits, retiree medical benefits for Mr. Nacchio and his spouse for life and for his current dependents for as long as they remain his dependents, continued indemnification against liabilities and expenses incurred in any proceeding which Mr. Nacchio is a party because of his service to us, reimbursement for financial planning services, ten years' free long-distance and other telecommunications services, and two years' office space and secretarial support.

        All of Mr. Nacchio's unvested options were cancelled upon his resignation, and all vested options continue to be governed by the terms of the applicable option agreements, except that the exercise period of certain options received by Mr. Nacchio in 1997 to purchase 4,640,902 shares was extended to June 22, 2007. These latter options may not be exercised until after January 1, 2004 and will be forfeited by Mr. Nacchio if he fails to comply with the terms of the Resignation and Consulting Agreement (including all applicable covenants regarding confidentiality, non-solicitation and non-competition). In addition, Mr. Nacchio has agreed to serve through June 30, 2004 as a consultant to us with respect to transitional matters relating to our business, for which he is to receive a monthly consulting fee of $125,000 (pro-rated for partial months) and reimbursement of expenses.

        Mr. Nacchio also agreed that for one year following the termination of his employment, he would not directly or indirectly engage in any activity competitive with our business or the telecommunications businesses of any of our subsidiaries or affiliates, present or future.

        Afshin Mohebbi.    Mr. Mohebbi served as our President and Chief Operating Officer until December 4, 2002 and resigned from Qwest on December 31, 2002. Prior to his resignation, the terms of Mr. Mohebbi's employment were governed by an amended and restated employment agreement dated January 1, 2002. In accordance with that agreement, we paid Mr. Mohebbi a severance payment in the amount of $4,800,000, accrued vacation pay in the amount of $114,423 and relocation costs of approximately $206,000 (including tax gross-up) in connection with the termination of his employment.

In addition, under the agreement, we are required to pay for continued health care coverage for Mr. Mohebbi and his family for a maximum of 30 months or until he accepts other employment and to continue to indemnify Mr. Mohebbi as provided in the agreement.

        In connection with the execution of the amended and restated employment agreement, Mr. Mohebbi signed a Non-compete, Non-solicitation and Non-disclosure Agreement. The agreement prohibits Mr. Mohebbi from competing with us anywhere in the United States, soliciting employees from us, or disclosing any confidential information for 30 months after his employment with us terminated. In addition, pursuant to the terms of Mr. Mohebbi's prior employment agreement, we loaned Mr. Mohebbi $600,000 under a promissory note dated May 18, 1999. The loan was unsecured and did not bear interest. The promissory note provided that the principal amount was to be forgiven in 36 equal monthly increments beginning July 1, 1999 and ending on June 1, 2002. Effective April 1, 2002, we loaned Mr. Mohebbi an additional $4 million, which bears interest at the rate of 5.54%, compounded semi-annually. Mr. Mohebbi has agreed to use a portion of the loan to pay the premium on a life insurance policy covering his life. The outstanding principal balance of the loan, together with any accrued and unpaid interest thereon, will be due and payable within 90 days following Mr. Mohebbi's death or earlier upon the occurrence of any transfer or surrender of the life insurance policy, any borrowing against or withdrawals of cash from the policy, any pledge of or encumbrance on the policy, or any reduction in the face amount of the policy that results in a distribution of cash value. Mr. Mohebbi is the owner of the life insurance policy.

        Drake S. Tempest.    Prior to Mr. Tempest's resignation effective December 8, 2002, the terms of his employment were governed by letter agreements dated October 6, 1998 and October 31, 2001. In connection with Mr. Tempest's resignation and pursuant to a Severance Agreement and General Release dated November 14, 2002, we paid Mr. Tempest $1,800,000, which was the amount due to him under the letter agreements. In addition, Mr. Tempest received discounted medical benefits for a period of 18 months and benefits payable pursuant to the terms of welfare, pension, deferred compensation and other plans.

        Mr. Tempest also agreed that for 18 months following his resignation, he will not directly or indirectly induce, solicit, recruit or entice away any person who, at any time during the immediately preceding three months, is a managerial level (or higher) Qwest employee; provided that the foregoing restriction does not apply if the person is no longer employed by us.

Other Change in Control Arrangements

        Equity Incentive Plan.    Unless otherwise provided by the Compensation and Human Resources Committee, our Equity Incentive Plan provides that, on a "change in control," all awards granted under the Equity Incentive Plan will vest immediately. For this purpose, a "change in control" will be deemed to occur if either (1) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than Anschutz Company, The Anschutz Corporation, any entity or organization controlled by Philip F. Anschutz, or a trustee or other fiduciary holding securities under an employee benefit plan of Qwest, acquires beneficial ownership of 50% or more of either (A) the then outstanding shares of common stock or (B) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors or (2) at any time during any period of three consecutive years after June 23, 1997, individuals who at the beginning of such period constitute our Board of Directors (and any new director whose election by our Board of Directors or whose nomination for election by our stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof. Options granted under the plan before June 1, 1998 were subject to a different definition of change in control that was triggered by the U S WEST merger. Options that we granted to our employees from June 1999 to September 2002 typically provide for accelerated vesting if the optionee is terminated without cause following a change in control. Since September 2002, options that we grant to our officers (vice president level and above) typically provide for accelerated vesting and an extended exercise period upon a change of control, and options that we grant to all other employees typically provide for accelerated vesting if the optionee is terminated without cause following a change in control.

        Severance Agreements.    On July 21, 2003, we entered into Severance Agreements with Messrs. Baer and Holtz. Pursuant to these agreements, if we terminate any of these executives without "cause" (as defined below), the executive is entitled to receive a severance amount equal to one-and-one-half times the executive's highest annual base salary in effect during the preceding 12 months, payable over an 18-month period. In addition, if at the end of the 18-month period the executive has not breached or threatened to breach any part of the agreement, the executive will also receive a lump-sum payment equal to one-and-one half times the executive's highest target annual bonus in effect during the 12 months preceding the termination. If we terminate the executive without cause, or the executive terminates his or her employment with "good reason" (as defined below), in either case within two years following a "change in control" as defined in our Equity Incentive Plan, the executive will receive a severance payment equal to three times the executive's annual base salary in effect at the time of termination (or at the change in control, if greater), plus three times the executive's target annual bonus in effect at the time of termination (or at the change in control, if greater), plus a prorated bonus for the portion of the bonus payment measurement period during which the executive was employed prior to the termination. For the purposes of the severance agreements, "cause" means (1) commission of an act of dishonesty, fraud, misrepresentation or other act of moral turpitude that would reflect negatively upon us or compromise the performance of the executive's duties, (2) unlawful conduct resulting in material injury to us, (3) conviction of a felony or misdemeanor involving moral turpitude, (4) continued failure to perform the executive's duties, or (5) willful violation of our code of conduct or other policies resulting in injury to us; and "good reason" means (i) a reduction of the executive's compensation, (ii) a material reduction of the executive's responsibilities, (iii) our material breach of the agreement, (iv) our failure to obtain the agreement of any successor to honor the terms of the agreement, or (v) a requirement that the executive's primary work location be moved to a location more than 35 miles from the executive's prior primary work location.

        In order to receive any severance payment, the executive must execute a full waiver and release agreement with us. The waiver agreement contains a provision requiring the executive to pay back to us any severance received by the executive if after the payments are made it is determined that the executive engaged in conduct constituting "cause" while employed by us. Under the agreements, in the event of a covered termination we will also be required to pay the executive's premiums for continuing health care coverage under COBRA for up to 18 months, plus an amount necessary to cover any excise taxes to which the executive might become subject as a result of the above benefits. The agreements prohibit the executive from disclosing or making use of our confidential information after a termination of employment, and from competing against us for 18 months, or inducing any of our employees from leaving our employment for twelve months, after such termination.

Compensation and Human Resources Committee Report on Executive Compensation

        This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

  General

        Phillip F. Anschutz, Thomas J. Donohue, Jordan L. Haines, Frank P. Popoff (Chairman) and Craig D. Slater presently serve on the Compensation and Human Resources Committee. Mr. Popoff,

who is an independent director, acts as a separate Equity Incentive Plan Sub-Committee of the Compensation and Human Resources Committee. Pursuant to the Sub-Committee's Charter, the Sub-Committee considers matters relating to compensation and perquisites of the employees and directors of Qwest that are required to be or may be referred or delegated to it by the Compensation and Human Resources Committee and acts on behalf of or, if appropriate, makes recommendations to Qwest's Board of Directors under Qwest's Equity Incentive Plan. None of the Compensation and Human Resources Committee members is an executive officer or employee of Qwest.

  Compensation Philosophy

        Under the supervision of the Compensation and Human Resources Committee, Qwest has developed and implemented compensation policies, plans and programs that seek to attract and retain qualified and talented employees and enhance the profitability of Qwest while passing the scrutiny of our key audiences—employees, stockholders, customers, suppliers, and the public.

        In furtherance of these goals and in addition to benefit plans available to employees generally, Qwest's executive compensation policies, plans and programs consist of base salary, annual incentive compensation, annual stock option grants, annual perquisite allowance, a non-qualified deferred compensation plan and a non-qualified pension plan.

        The Committee seeks to set executive compensation at appropriate and competitive levels. In this regard, the Committee relies on market data provided by surveys conducted by external compensation consultants. The committee's philosophy is that base salary and target total compensation (including at-risk, annual performance based pay and equity-based incentives) should be targeted generally at the 50th percentile for meeting performance expectations. Additionally, the Committee believes that annual performance-based compensation should be based upon Qwest's financial performance relative to pre-established specific targets, and that long-term equity-based incentive compensation should directly align with the value created for stockholders.

  Base Salary

        Executive employee salaries are managed with a market based salary structure. Determination of appropriate compensation is based on level of responsibility, scope and impact of decision-making, and internal and external comparability. For purposes of comparability and competitive market pricing, Qwest utilizes annual executive compensation salary surveys prepared by nationally recognized independent compensation consulting firms. These surveys encompass telecommunications and related industries, as well as surveys of companies of similar size in other industries.

        Executive salary reviews generally are conducted within a twelve month cycle. Base salary adjustments may occur at the time of such reviews and depend upon individual performance results, changes in job responsibilities, competitive forces, and/or the overall financial condition of Qwest. On March 20, 2002, Mr. Nacchio's salary was increased from $1.2 million to $1.5 million. Mr. Nacchio resigned from Qwest on June 16, 2002. Mr. Notebaert's salary was set at $1.1 million as of June 16, 2002, his date of hire, and was not adjusted for 2003.

  Incentive Compensation

        During 2002, executive employees participated in a quarterly incentive plan. Pre-established targets were not attained; and, therefore, no performance-based incentives were paid. For 2003, the Committee adopted an annual incentive plan for executive employees, with payout contingent on the attainment of specific goals. The annual incentive payout is based on the overall performance of Qwest, the performance of a business unit, and individual performance. The purpose of this incentive is to tie a significant portion of annual pay directly to key financial and customer service results. Mr. Notebaert's incentive opportunity is 150% of his base salary, or $1.65 million, and is guaranteed for the first 12 months of his employment.

  Stock Options and Stock Grants

        This long term incentive compensation opportunity is provided through the Equity Incentive Plan. Annually, the Committee reviews and approves individual stock option grants for key executive officers, generally the Chief Executive Officer and his direct reports. The amount of each executive's stock option grant, including the grant to the Chief Executive Officer, is determined by the Committee based upon market data, the executive's individual performance evaluation for the prior year, the executive's base salary, and the Committee's appraisal of the executive's anticipated long term future contribution to Qwest. At his time of hire, Mr. Notebaert received 200,000 restricted shares, to become unrestricted in equal increments over three years, and a grant of 5 million stock options, which was, at his request, premium priced at $5.10. The Committee also approved an annual grant of 2 million options on March 3, 2003. Both option grants vest incrementally over four years. The Committee believes these grants are consistent with the average grants made to peer company CEOs as determined by market survey data.

  Other Compensation

        The Committee believes that the compensation paid or payable pursuant to Qwest's annual perquisite allowance, non-qualified deferred compensation plan, non-qualified pension plan, and the benefit plans available to management employees generally is competitive with the benefit packages offered by comparable employers. From time to time, Qwest obtains data to ensure that such benefit plans and programs remain competitive and reviews that data with the Committee.

  Deductibility of Compensation

        The Committee has carefully considered Section 162(m) of the Internal Revenue Code and believes Qwest's pay-for-performance practices ensure that executive compensation is strongly tied to performance. The Committee believes it is in the best interests of Qwest and its stockholders to comply with the tax law while still preserving the flexibility to reward executives consistent with Qwest's pay philosophy for each compensation element. The Committee is obligated to the Board and stockholders of Qwest to recognize and reward performance that increases the value of Qwest. Accordingly, the Committee will exercise discretion in those instances where tax law considerations would compromise the interests of the stockholder.

  Conclusion

        It is the opinion of the Committee that Qwest's executive compensation strategy aligns Qwest's executive compensation practices with corporate performance and the best interests of stockholders by ensuring the continuity and ongoing development of a strong leadership team fully aligned with our stockholders. We trust this letter and the accompanying tables and graphs will help you understand further Qwest's compensation philosophy, programs, and actions.

  Compensation and Human Resources Committee

  Philip F. Anschutz
  Thomas J. Donohue
  Jordan L. Haines
  Frank P. Popoff, Chairman
  Craig D. Slater

Performance Measurement Comparison

        The following graph compares the cumulative total stockholder return of our shares of common stock from December 31, 1997 to December 31, 2002, against the cumulative total stockholder return of (1) the Standard & Poor's 500 Composite Stock Price Index, (2) the New York Stock Exchange Composite Index, and (3) the S&P 500 Integrated Telecommunications Services Index (which, at December 31, 2002, consisted of us, ALLTEL Corporation, AT&T Corporation, BellSouth Corporation, Century Telecommunications, Inc., Citizens Communications Company, SBC Communications Inc., Sprint Corporation and Verizon Communications Inc.). The S&P Telecommunications Long Distance 500 Index and S&P Telephone 500 Index, which were used in our last proxy statement, no longer exist and have been replaced in this comparison by the S&P 500 Integrated Telecommunications Services Index. All values assume that $100 was invested on December 31, 1997 in our common stock and each applicable index and all dividends were reinvested.

        This performance graph will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Security Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not be deemed "soliciting material" or be deemed "filed" under either such Acts.

CUMULATIVE TOTAL STOCKHOLDER RETURN
(Dividends reinvested monthly)

Company/Index	12/97	12/98	12/99	12/00	12/01	12/02
Qwest Communications International Inc.	$100.00	$168.07	$289.08	$274.80	$95.12	$33.66
S&P 500 Index	$100.00	$128.58	$155.63	$141.46	$124.65	$97.10
New York Stock Exchange Composite Index	$100.00	$116.55	$127.21	$128.50	$115.38	$92.50
S&P 500 Integrated Telecommunications Services	$100.00	$152.32	$164.90	$106.32	$96.29	$66.98

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation and Human Resources Committee consisted of Philip F. Anschutz, Thomas J. Donohue, Jordan L. Haines, Frank P. Popoff and Craig D. Slater during 2002. Messrs. Haines and Popoff acted as a separate subcommittee of the Compensation and Human Resources Committee that generally considered matters relating to compensation and perquisites that were referred or delegated to it by the Compensation and Human Resources Committee. No member of the Compensation and Human Resources Committee of our Board has been an officer or employee of Qwest or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or the Compensation and Human Resources Committee of our Board.

        Mr. Anschutz is a director and Chairman of Anschutz Company, our largest stockholder. Mr. Slater is the Executive Vice President of Anschutz Company. Mr. Harvey is the President and Chief Operating Officer of Anschutz Company. Certain transactions and relationships that took place or existed in 2002 between us and Anschutz Company or its affiliates are described below. You can find information about transactions and relationships that took place or existed prior to 2002 in our previous filings with the SEC.

        An affiliate of Mr. Anschutz and Anschutz Company indirectly provides facilities to us at prevailing market rates. We rent one of our corporate offices in Denver, Colorado from an entity in which Mr. Anschutz holds an interest. The rental charges and related operating expenses paid to the landlord for these facilities totaled approximately $4.6 million for 2002. During 2002, we exercised our rights under the lease to reduce the amount of rented space and terminate the lease with respect to several floors, effective September 30, 2002. We paid the landlord a termination fee of approximately $1.9 million upon entering into the lease amendment.

        During 2002, we reimbursed various subsidiaries of Anschutz Company at their cost for approximately $63,000 of transportation, lodging and other business expenses incurred on our behalf. We also paid various Anschutz Company subsidiaries in 2002 approximately $60,000 in travel savings allocations and rebates related to travel discounts from certain airlines and travel agencies and approximately $46,000 in worker's compensation payments. During 2002, various Anschutz Company subsidiaries paid us at prevailing market rates approximately $2.3 million for telephone and related services. In addition, during 2002, an affiliate of Anschutz Company paid us at prevailing market rates approximately $32,000 for web hosting and related services.

        In April 1999, we entered into a registration rights agreement with Anschutz Company generally covering all of the shares owned by Anschutz Company and one of its affiliates. The agreement provides for eight demand registrations and unlimited piggyback registrations. Demand registrations must cover at least 5 million shares.

        In October 1999, we and Anschutz Digital Media, Inc. ("ADMI"), a subsidiary of Anschutz Company, formed a joint venture called Qwest Digital Media, LLC ("QDM"), which provided advanced digital production, post-production and transmission facilities; digital media storage and distribution services; telephony based data storage; and enhanced access and routing services. We contributed capital of approximately $84.8 million in the form of a promissory note payable over nine years at an annual interest rate of 6%. At inception, we and ADMI each owned 50% equity and voting interest in the joint venture. In June 2000, we acquired an additional 25% interest in QDM directly from ADMI and paid $48.2 million for the interest; $4.8 million in cash at closing and the remaining $43.4 million in the form of a promissory note payable in December 2000, with an annual interest rate of 8%. As a result of this transaction, we owned a 75% economic interest and 50% voting interest in QDM, and ADMI owned the remaining 25% economic interest and 50% voting interest. We paid the note associated with this additional 25% interest in full, including approximately $1.8 million in accrued interest, in January 2001.

        In October 1999, we entered into a long-term Master Services Agreement with QDM under which QDM agreed to purchase approximately $119 million of telecommunication services through October 2008, and we agreed to extend credit to QDM for the purpose of making payments for the telecommunications services. Each October, QDM was required to pay us an amount equal to the difference between certain specified annual commitment levels and the amount of services actually purchased under the Master Services Agreement at that time. In October 2001, we agreed to terminate the Master Services Agreement and release QDM from its obligation to acquire telecommunications services from us. At the same time, QDM agreed to forgive the remaining balance of $84.8 million that we owed on the promissory note related to our original capital contribution. Prior to the termination of the Master Services Agreement, we advanced QDM $3.8 million, which was the amount it owed to us under the agreement for accrued telecommunications services. QDM used that advance to pay us the amount owed, including interest on amounts past due. Concurrently with terminating the Master Services Agreement, QDM repaid the $3.8 million advance under the Master Services Agreement with interest. QDM made purchases of $0.7 million during 2002.

        In September 2001, Anschutz Entertainment Group, Inc., an affiliate of Anschutz Company, purchased furniture and equipment from QDM for $3.4 million in cash, a 3-year $600,000, non-interest bearing note and the assumption of approximately $1.7 million in future lease payment obligations. QDM originally acquired the assets as part of ADMI's contribution to QDM's capital and at the time of the contribution the assets were valued at $6.9 million. At the time of sale, the assets had a book value of $4.2 million. The price of the assets sold was determined based on a competitive bid process that resulted in a sale to the highest bidder. As of December 31, 2002, Anschutz Entertainment Group, Inc. had made payments aggregating $200,000 on the note. The second payment of $200,000 was paid in September 2003, and the final payment of $200,000 is due in September 2004.

        In January 2002, ADMI and we each loaned QDM approximately $1.3 million. In February 2002, ADMI and we decided to cease the operations of QDM. During the remainder of 2002, ADMI and we loaned QDM an additional $300,000 and $3.8 million, respectively, in connection with the winding down of QDM's business or in response to loan requests made during 2001. As of December 31, 2002, the aggregate principal balance and accrued interest outstanding on loans to QDM from ADMI and us was $4.4 million and $12.4 million, respectively. During 2002, we also paid QDM approximately $305,000 for digital media products and services provided to us in the ordinary course of business. In addition, during 2002, ADMI and we made capital contributions to, and received capital distributions from, QDM in proportion to our respective economic interests of 25% and 75%.

        In October 1999, we agreed to purchase certain telephony related assets and all of the stock of Precision Systems, Inc., a telecommunications solutions provider, from ADMI in exchange for a promissory note in the amount of $34 million. The note bears interest at 6% annually with semi-annual interest payments and annual principal payments due through 2008. During 2002, we did not pay any interest or principal on the note. At December 31, 2002, the outstanding accrued interest on the note was approximately $2.4 million, and the outstanding principal balance on the note was approximately $33.7 million.

        In April 1999, we and KPN Telecom B.V. ("KPN") formed KPNQwest, a joint venture, to create a pan-European Internet Protocol based fiber optic network, linked to our network in North America, for data and multimedia services. We and KPN each initially owned 50% of KPNQwest. In November 1999, KPNQwest consummated an initial public offering in which 50.6 million shares of common stock were issued to the public generating approximately $1.0 billion in proceeds. As a result of KPNQwest's initial public offering, the public owned approximately 11% of KPNQwest's shares, and the remainder was owned equally by us and KPN. Originally, contractual provisions restricted our ability to sell or transfer any of our shares through 2004. In November 2001, we purchased approximately 14 million additional shares, and Anschutz Company purchased approximately six million shares, of KPNQwest common stock from KPN for $4.58 per share. Anschutz Company's purchase was at our request and with the approval of the disinterested members of our Board of Directors. After giving effect to this transaction, we held approximately 47.5% of KPNQwest's outstanding shares. In connection with this transaction, the restrictions on our ability to transfer shares were removed.

        During 2002, we entered into several transactions with KPNQwest for the purchase and sale of optical capacity assets and the provisioning of services, including but not limited to private line, web hosting, IP transit and DIA. In 2002, we made purchases of these assets and services from KPNQwest totaling approximately $169 million and recognized revenue on products and services sold to KPNQwest in the amount of approximately $12 million. At December 31, 2002, we had a receivable from KPNQwest for these products and services of approximately $5 million. Pricing for these services was based on what we believed to be the fair market value at the time the transactions were consummated. Some of KPNQwest's sales to us were in accordance with the distribution agreement with KPNQwest, whereby we were, in certain circumstances, the exclusive distributor of certain of KPNQwest's services in North America. As of December 31, 2001, we had a remaining commitment to purchase up to 81 million Euros (or $72 million based on a conversion rate at December 31, 2001) worth of network capacity through 2002 from KPNQwest. In connection with KPNQwest's bankruptcy, the purchase commitment terminated during June 2002.

        In March 2002, KPNQwest acquired certain assets of Global TeleSystems Europe B.V. ("GTS") for convertible notes of KPNQwest with a face amount of 211 million Euros, among other consideration, under an agreement entered into in October 2001. As disclosed to our Board of Directors, a subsidiary of Anschutz Company had become a creditor of GTS in 2001. We understand that in 2001 and 2002, as part of a group of GTS bondholders, the Anschutz Company subsidiary also provided interim financing to GTS. In connection with the consummation of KPNQwest's acquisition of the GTS assets, the Anschutz Company subsidiary received a distribution of such notes with a face amount of approximately 37 million Euros. We understand that the allocation of notes to the Anschutz Company subsidiary was determined by a creditor committee for GTS which did not include any representatives of Anschutz Company, and neither the KPNQwest notes nor the shares referenced above, both of which are still held by Anschutz Company, have any current value.

        We are a party to a tax sharing agreement with the Anschutz Company with respect to federal and state income taxes attributable to periods prior to June 1998 and during which we were included in Anschutz Company's consolidated tax returns. During 2002, we incurred approximately $72,000 in legal fees and expenses in connection with litigation currently pending in the United States Tax Court against the Anschutz Company concerning tax liabilities for the 1994 through 1996 fiscal years. We have assumed responsibility for the defense of this action because the matters at issue relate solely to our operations and the outcome of the litigation could affect our tax liability with respect to subsequent tax years.

AUDIT COMMITTEE REPORT

        This section of the proxy statement will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

        Our Audit Committee is comprised of four independent directors, as defined under New York Stock Exchange rules: Linda G. Alvarado; Jordan L. Haines; Peter S. Hellman (Chairman); and W. Thomas Stephens. The Audit Committee's current written charter was adopted by our Board on May 15, 2003. The Audit Committee is solely responsible for the appointment, compensation and oversight of the work of the independent public accountants for the purpose of preparing or issuing an audit report or related work.

        Management is responsible for Qwest's financial statements, internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Therefore, the Audit Committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent accountants included in their report on Qwest's financial statements. Furthermore, the Audit Committee's considerations and discussions with management and the independent accountants do not assure that Qwest's financial statements are presented in accordance with generally accepted accounting principles, that the audit of Qwest's financial statements has been carried out in accordance with generally accepted auditing standards, or that the independent accountants are in fact "independent."

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications). Our independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the above-mentioned reviews and discussions and the report of the independent accountants to the Audit Committee, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee, exercising its business judgment, recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

  Audit Committee

  Linda G. Alvarado
  Jordan L. Haines
  Peter S. Hellman, Chairman
  W. Thomas Stephens

PROPOSAL NO. 2

APPROVAL OF THE QWEST COMMUNICATIONS INTERNATIONAL INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

        On November 1, 1998, our Board adopted the Qwest Communications International Inc. Employee Stock Purchase Plan. To receive favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), our Board solicited and received stockholder approval of the Employee Stock Purchase Plan at the 1999 Annual Meeting of Stockholders. On February 7, 2001, the Board amended the Employee Stock Purchase Plan to, among other things, increase the number of shares authorized under the Employee Stock Purchase Plan from 1.52 million to 7 million. The Board solicited and received stockholder approval of the amended Employee Stock Purchase Plan at the 2001 Annual Meeting of Stockholders. On May 13, 2003, the Compensation and Human Resources Committee of our Board amended and restated the Employee Stock Purchase Plan to, among other things:

  •
  increase the number of shares of our common stock authorized under the Employee Stock Purchase Plan from 7 million to 27 million; and

  •
  eliminate plan restrictions on the transfer of common stock other than transactions prohibited by federal and state law.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the amended and restated Employee Stock Purchase Plan. In addition, to receive favorable tax treatment under Section 423 of the Code, we must obtain stockholder approval of the amended and restated plan within 12 months of such amendment and restatement. The amended and restated Employee Stock Purchase Plan is an appendix to the copy of this proxy statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the SEC's web site at http://www.sec.gov.

        Our Board believes that the amendments to our Employee Stock Purchase Plan are in our and your best interests and are important to help assure our ability to continue to recruit and retain highly qualified employees. As of October 22, 2003, only 489,855 shares of our common stock remain available for purchase under the Employee Stock Purchase Plan. If the amended and restated Employee Stock Purchase Plan is not approved by stockholders, we expect that the plan will exhaust its authorized shares and terminate pursuant to its terms after the completion of one monthly offering period.

        Our Board of Directors recommends that you vote FOR the proposal to approve the amended and restated Employee Stock Purchase Plan.

        A summary of the material features of the Employee Stock Purchase Plan, as amended and restated, follows. This summary is qualified in its entirety by reference to the full text of the amended and restated Employee Stock Purchase Plan found in Annex B.

        The Employee Stock Purchase Plan provides eligible employees of our Company and our designated subsidiaries with an opportunity to purchase shares of our common stock at a discount. The maximum number of shares of common stock that may be purchased under the Employee Stock Purchase Plan, if stockholders approve the proposal to amend and restate the Employee Stock Purchase Plan, is 27 million. The closing sales price of our common stock on September 30, 2003 was $3.40.

        Eligible employees include each employee of Qwest and of each adopting subsidiary if the employee customarily works for us or the subsidiary more than 20 hours per week or more than 5 months in any calendar year. Nonemployee directors and employees who own 5% or more of the total combined voting power or value of all classes of our or any designated subsidiary's capital stock are not eligible to participate in the Employee Stock Purchase Plan.

        The Stock Purchase Plan Committee (as defined below) will determine the periods during which offers to purchase common stock are made under the Employee Stock Purchase Plan. It is currently expected that each offer will last for one month, although an offer period may be as long as 27 months. The first offer period under the amended and restated plan will not commence until after (1) the first day of the month after stockholder approval of the amended and restated plan has been obtained, and (2) we may sell our common stock to participants under federal and state law. After monthly offerings commence, it is expected that a new monthly offering will commence on the first day of each month thereafter.

        An eligible employee may participate in an offering by authorizing payroll deductions of up to 15% of base compensation per pay period. Each participant in an offering will be granted a stock option on the first day of that offer period. Amounts withheld from a participant's compensation during an offer period will be credited to the participant's account on our books. Amounts contributed to the plan constitute part of our general funds and will not accrue any interest. On the last trading day of each offer period, the entire account balance of a participating employee will be applied to exercise the participant's option and purchase shares of our common stock. The purchase price (or formula for determining the purchase price) for each offer will be determined by the Stock Purchase Plan Committee before the start of the applicable offer period. Failing such a determination, the per share purchase price for each offer will be equal to 85% of the fair market value of the common stock on the last trading day of the offer period (currently the last day of the calendar month) in which the common stock is purchased. In no event, however, is an employee permitted to purchase more than 20,000 shares of our common stock during an offer period. As required by the Code, a participant can not purchase more than $25,000 of stock (valued at the start of the applicable offer period) under the Employee Stock Purchase Plan in any one offer period.

        An employee who is not eligible to participate in the Employee Stock Purchase Plan on the first day of an offer but who becomes eligible during the term of the offer may participate in the offer by authorizing payroll deductions as described above. Any employee who does not elect to participate in an offer within the period for initial enrollment may also subsequently elect to participate in the offer by authorizing payroll deductions. An employee may increase or decrease the rate of his or her withholding during an offer period, but not more frequently than once per payroll period. An employee may also withdraw from the plan during an offer period and receive a cash refund of his or her unapplied contributions and any fractional shares. An employee's election to participate in an offer generally will continue in effect for all subsequent offers unless the employee is no longer eligible to participate in the Employee Stock Purchase Plan or elects to withdraw from the plan or otherwise change the level of his or her contributions. An eligible employee may resume participation in an offer by submitting a new election to participate with the Stock Purchase Plan Committee prior to any applicable payroll cutoff date.

        A participant's rights with respect to options granted under the Employee Stock Purchase Plan, as well as contributions credited to his or her plan account, are not transferable and may not be sold, pledged, assigned or otherwise transferred except by will or the laws of descent and distribution. Shares acquired under the Employee Stock Purchase Plan may not be sold or transferred where prohibited by applicable federal or state law.

        If a change in the outstanding common stock of our Company occurs due to a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or any other change in the structure of the common stock, adjustments may be made in the number, kind and price of shares available for purchase under the Employee Stock Purchase Plan and in the minimum and maximum number of shares that an individual employee is entitled to purchase.

        The Board may terminate or amend the Employee Stock Purchase Plan at any time, provided that the then existing rights of participants are not materially and adversely affected thereby. Stockholder approval for an amendment to the plan will only be required to the extent necessary to meet the requirements of Section 423 of the Code or another law or regulation. If the Board has not previously terminated the plan, it will terminate on the date that participants have exercised options to purchase a number of shares equal to or greater than the number of shares subject to the Employee Stock Purchase Plan.

        Administration.    The Stock Purchase Plan Committee, a committee designated by the Board, may designate a plan administrator to administer the Employee Stock Purchase Plan. The Stock Purchase Plan Committee has the exclusive right to interpret the provisions of the Employee Stock Purchase Plan and to determine any questions arising under the Employee Stock Purchase Plan.

        Certain Federal Income Tax Consequences.    The federal income tax consequences of the Employee Stock Purchase Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with general tax principles applicable to the Employee Stock Purchase Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

        The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Participant contributions to the Employee Stock Purchase Plan are made on an after-tax basis (that is, the contributions are deducted from compensation that is taxable to the participant and for which we are generally entitled to a tax deduction). Generally, no taxable income will be recognized by a participant in connection with either the grant or the exercise of an option under the Employee Stock Purchase Plan. A participant will generally recognize income (or loss) upon a sale or disposition of the shares acquired under the Employee Stock Purchase Plan. If such shares are held by the participant with respect to an option granted under the plan for a period of at least two years after the first day of the offer period in which the shares were acquired and for a period of at least one year after the last day of the offer period in which the shares were acquired (the "required holding period"), and the shares are sold at a price in excess of the price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the extent of the lesser of: (1) the amount by which the fair market value of the shares on the first day of the offer period in which they were acquired exceeded the purchase price of the shares, or (2) the amount by which the fair market value of the shares at the time of their sale exceeded the purchase price of the shares. Any portion of the gain not taxed as ordinary income will be treated as long-term capital gain. If the shares are held for the required holding period and are sold at a price less than the purchase price paid by the participant for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. We will not be entitled to a federal income tax deduction with respect to any shares that are held for the required holding period that are subsequently sold by the participant, whether at a gain or loss.

        If a participant disposes of shares before the end of the required holding period (a "disqualifying disposition"), the participant will recognize ordinary income in an amount equal to the difference between the purchase price paid by the participant for the shares and the fair market value of the shares on the last day of the offer period in which the shares were acquired and we will be entitled to a corresponding deduction for federal income tax purposes. In addition, if a participant makes a disqualifying disposition at a price in excess of the purchase price paid by the participant for the shares, the participant will recognize a capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the last day of the offer period in which the shares were acquired. Alternatively, if a participant makes a disqualifying disposition at a price less than the fair market value of the shares on the last day of the offer period in which the shares were acquired, the participant will recognize a capital loss in an amount equal to the difference between the fair market value of the shares on the last day of the offer period in which the shares were acquired and the selling price of the shares. We will not receive a deduction for federal income tax purposes with respect to any capital gain recognized by a participant who makes a disqualifying disposition.

        Specific Benefits.    The benefits that will be received by or allocated to persons eligible to participate in the Employee Stock Purchase Plan in the future cannot be determined at this time because the amount of contributions set aside to purchase shares of our common stock under the Employee Stock Purchase Plan (subject to the limits of the plan) are entirely within the discretion of each participant.

Recommendation of the Board of Directors

        The Board of Directors recommends that you vote FOR the approval of the amended and restated Employee Stock Purchase Plan. Proxies will be voted for this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL

        Hazel A. Floyd, 4660 Newton Street, Denver, CO 80211, who owns 1,050 shares of Qwest's common stock; Jaclyn J. Prokesh, 625 South Alton Way 5D, Denver, CO 80247-1757, who owns 1,967 shares of Qwest's common stock; and Richard M. Schneider, 14121 W. 72nd Avenue, Arvada, CO 80005, who owns 300 shares of Qwest's common stock, have given notice of their intention to present a proposal at the 2003 Annual Meeting. The proposal and the proponents' supporting statement appear below in italics.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote FOR the stockholder proposal for the reasons stated under Management's Statement below.

  Stockholder Proposal

        The shareholders of Qwest urge our Board of Directors to adopt and announce a policy to exclude as a factor in determining annual or short-term incentive compensation for executive officers any impact on Qwest's net income from "pension credits" resulting from projected returns on employee pension assets, with such policy to take effect beginning in 2004.

  Supporting Statement

        Since 1999 a large share of the Company's reported earnings has not been cash flow from ordinary operations, but rather "pension credits" from projected gains in the employee pension trust.

        Because pension credits can be manipulated to perform this sort of accounting alchemy—transforming operating losses into reported gains—we believe they should not be used to calculate performance-based compensation.

        Pension income is simply not a good measure of management's operating performance. Indeed, Standard & Poor's excludes pension income from its new measure of Core Earnings, adopted last year to promote transparency and consistency in reported earnings. According to S&P's Core Earnings Market Review (Oct. 24, 2002): "Since [pension income] is based on the expected, not the actual, return this money may not even exist.

        Further, if there is income, it remains in the pension fund and is not available to the corporation."

        Under current accounting rules, pension credits are based on the "expected return" on plan investments and other assumptions set by management.

        Last year Qwest argued that the Board should maintain discretion to determine each year what measure of earnings is appropriate for awarding performance pay. But because the company retains great discretion both over the assumptions used to measure pension credits and over the measure of income used to award performance-based pay, we believe that excluding pension credits from the calculation of executive compensation will help assure shareholders that this discretion will not result in a conflict of interest.

        Moreover, we believe that linking pension credits and compensation creates incentives contrary to long-term shareholder interests. If incentive pay formulas encourage management to renege on early retirement benefits, or to continue skipping cost-of-living adjustments for retirees, we believe employee morale, and the Company's ability to recruit and retain experienced employees, could be undermined.

        This proposal received 40.8% support last year. Please VOTE FOR this resolution.

  Management's Statement FOR Stockholder Proposal

        The proposal and supporting statement focus principally on "pension credits." We think that it is helpful to explain briefly what "pension credits" are and how we account for them. Under GAAP and applicable FASB accounting standards, we are required to estimate and recognize the cost of providing a pension for each participating employee over the period that the employee is expected to work for Qwest. Our estimates are partially based on assumptions made at the beginning of the year about the amount that will be earned through investment of the funds held in the separate pension trust. We believe that our assumptions on investment returns are realistic, and are consistent with those utilized by other large communications companies and S&P 500 companies, including SBC Communications, BellSouth Corporation, Verizon Communications, AT&T Corporation, Exxon Mobil, General Motors and General Electric. These assumptions on investment returns, however, usually differ (sometimes positively, sometimes negatively) from the actual investment returns earned by the trust. We are required under the relevant accounting rules to adjust our estimates over time for the actual investment returns. This adjustment, net of certain other accounting adjustments, can result in a gain or "pension credit."

        Management agrees that at this time it is appropriate to exclude the effect of pension credits as a factor when measuring the performance of our executive officers. Our Compensation and Human Resources Committee will adopt this policy if it is approved at the annual meeting by the requisite vote of the stockholders. If so approved, it would go into effect in our next compensation performance period, which begins in 2004.

        While we support this proposal, we do not believe that the performance criteria established by our Compensation and Human Resources Committee has been ineffective or subject to manipulation in the past because of the effects of pension credits on net income. Appropriate criteria are established each year by the Compensation and Human Resources Committee, and these criteria vary from year to year to meet the changing needs of Qwest. We continue to believe that the administration of our compensation program and the criteria to be used for awarding incentive compensation to our executive officers are best left to the discretion and expertise of our Compensation and Human Resources Committee. You can find more detailed information regarding the criteria utilized by the Compensation and Human Resources Committee in its report earlier in this proxy.

        For the foregoing reasons, the Board of Directors recommends that you vote FOR this proposal. Proxies will be voted for this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL

        Gerald R. Armstrong, 910 Fifteenth Street, No. 754, Denver, CO 80202, who is the beneficial owner of 3,134 shares of Qwest's common stock, has given notice of its intention to present a proposal at the 2003 Annual Meeting. The proposal and the proponent's supporting statement appear below in italics.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote FOR the stockholder proposal for the reasons stated under Management's Statement below.

  Stockholder Proposal

        That the shareholders of QWEST COMMUNICATIONS INTERNATIONAL INC. request its Board of Directors to take those steps necessary to eliminate the classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification does not affect the unexpired terms of previously elected Directors.

  Supporting Statement

        Investors should be entitled to accountability from any board and its officers. The absence of independent directors and accountability by management has become apparent as directors seemed to be reluctant to take steps necessary to provide stewardship for shareholder interests.

        This position is articulated in a report from the California Public Employees Retirement Fund.

        The proponent believes the election of directors is the strongest way that shareholders influence the direction of any corporation. Currently, QWEST COMMUNICATIONS INTERNATIONAL's board is divided into three classes with each class serving staggered three-year terms. Because of this structure, shareholders may only vote on one-third of the Directors each year. This is not in the best interest of the shareholders because it reduces accountability and is an unnecessary take-over defense.

        In the last annual meeting of US WEST, shareholders overwhelmingly approved a similar proposal. Since that time, it has been approved by shareholders in several other corporations, including H. J. Heinz Company, Occidental Petroleum, Lockheed-Martin, Campbell Soups, Westinghouse and The Home Depot.

        In annual meetings held in 2003, Sprint, Equity Residential Properties Trust, iStar Financial, West Coast Bancorp, Bristol-Myers Squibb, Dow-Jones, Equity Office Properties Trust and Pfizer have enacted it.

        PFIZER INC. stated in its 2003 proxy statement: "The proposed amendment will allow shareholders to review and express their opinions on the performance of all Directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership and our policies and long-term strategic planning should not be affected."

        WEST COAST BANCORP stated in its 2003 proxy statement: "Annual election will facilitate the election of directors who will, in the view of a majority of shareholders, manage the Company in the best interests of the Company and its shareholders."

        These actions have increased shareholder voting rights by 300%—and at no cost.

        The proponent is a professional investor who reviews the operations of many corporations and notes that many boards are strongly supported by their shareholders. It is his observation that this is the result of their achievements, accountability and performance—not three-year terms.

        He also believes the current system produces only a façade of continuity which should be displaced; and accountability and performance be substituted as the basis for re-election to our board of directors.

        Please vote "FOR" this proposal.

Management's Statement FOR Stockholder Proposal

        We have maintained the current class structure of our Board of Directors since our merger with US WEST, Inc. in June 2000. We believe the original purposes behind the classification of our Board are no longer as relevant to Qwest. Consequently, if this proposal is adopted by the requisite vote of the stockholders at the 2003 Annual Meeting, management intends to introduce a proposal at the 2004 Annual Meeting to amend Qwest's certificate of incorporation in order to eliminate the provision classifying our Board of Directors. The effect of this amendment would be that all future elections of directors would be for terms of one year. However, this amendment would not serve to shorten the current terms of directors serving at the time of the amendment. In order to amend the current class structure of the Board of Directors, our Certificate of Incorporation requires approval by holders of greater than 80% of Qwest's outstanding shares of capital stock.

        For the foregoing reasons, the Board of Directors recommends that you vote FOR this proposal. Proxies will be voted for this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL

        Mr. Philip M. Graham, 1833 East Gary St., Mesa, AZ 85203, who owns 1,072 shares of Qwest's common stock; Mr. W. Earl Powles Jr., 1301 W. Dunlap Ave., Phoenix, AZ 85021, who owns 1,220 shares of Qwest's common stock; and Mr. William A. Eckhardt, 16914 E. Britt Ct., Fountain Hills, AZ 85268, who owns 931 shares of Qwest's common stock, have given notice of their intention to present a proposal at the 2003 Annual Meeting. The proposal and the proponents' supporting statement appear below in italics.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote FOR the stockholder proposal for the reasons stated under Management's Statement below.

  Stockholder Proposal

        The shareholders of Qwest urge the Board of Directors to seek shareholder approval for future severance agreements with senior executives that provide for cash and non-standard benefits having a combined value exceeding three times the sum of the executive's base salary plus target bonus.

        We define severance agreements as employment agreements that provide for the payment of severance amounts to a senior executive upon such executive's termination by the Company without good cause or by the executive for good reason. As used in our proposal, cash benefits is meant to include both lump sum payments and guaranteed consulting payments. Non-standard benefits are those benefits determined by the Compensation and Human Resources Committee of the Board of Directors to be significant and non-standard (such as frequent or unlimited use of corporate aircraft or free use of vacation homes). However, it is not intended that the value of the cash and non-standard benefits would include the value of any equity-based compensation awarded to the executive prior to termination, the value of any cash or other benefits required to be paid to the executive officer under applicable law or under an employee benefit plan generally available to executives, the value of any pro rata bonuses already earned, the value of continued use of a corporate office and administrative support and/or the value of any tax gross-ups.

  Supporting Statement

        Without shareholder consent, we believe overly generous severance agreements create potential conflicts of interest and undermine shareholder confidence that executive pay is properly aligned with the long-term interests of shareholders.

        Because it is not always practical to obtain prior shareholder approval, under this proposal the Company has the option to seek shareholder approval after the material terms are agreed upon. Nevertheless, we believe that shareholders should at least be given a chance to ratify such agreements, providing valuable feedback to the Board. Indeed, the knowledge that shareholders will be scrutinizing and voting on these agreements may encourage restraint and strengthen the hand of the Board's compensation committee.

        Because excessive severance agreements can be extremely costly to shareholders, as the departure of Qwest CEO Joe Nacchio last year and of US West CEO Solomon Trujillo in 2000 demonstrate, we believe shareholders should have a chance to ratify the terms.

        According to Qwest's 2002 proxy, if Nacchio resigned "for good reason" he would receive a $10.5 million lump sum payment (seven times base salary), continued "welfare benefits" for two years, medical benefits for life, extra gross-up payments to offset excise tax penalties for excess parachute payments and, under certain circumstances, immediate vesting of 7.25 million stock option grant in his 2001 employment agreement.

        Considering Nacchio received total compensation of $101.7 million in 2001 and $96.2 million in 2000, we believe he was more than adequately compensated even without this additional golden good-bye package.

        Similar resolutions received majority support from stockholders last year at companies including Bank of America and Norfolk Southern.

        We urge you to send a similar message by VOTING FOR this resolution.

  Management's Statement FOR Stockholder Proposal

        Although management of Qwest disagrees with many of the assertions contained in the above supporting statement, we agree that there should be reasonable limitations placed on severance arrangements, so long as these limitations do not impair Qwest's ability to hire superior management talent. We believe a policy like the one described in this proposal would in essence amount to a reasonable cap on severance agreements. Our Compensation and Human Resources Committee will adopt this policy if it is approved at the annual meeting by the requisite vote of the stockholders.

        You should be aware that this proposal only relates to future severance agreements, as Qwest cannot unilaterally rescind or modify agreements that are already in place or that have already been approved by the Board of Directors. You can find a description of these current arrangements earlier in this proxy statement under "Compensation of Executive Officers." However, future agreements, or future amendments to current severance agreements, would be subject to this policy.

        For the foregoing reasons, the Board of Directors recommends that you vote FOR this proposal. Proxies will be voted for this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 6

STOCKHOLDER PROPOSAL

        Howard Rickman, 13364 SW Havencrest Street, Beaverton, Oregon 97005, who owns 2,500 shares of Qwest's common stock, and Eldon H. Graham, 13829 SE 20th Street, Bellevue, Washington 98005, who owns 2,421 shares of Qwest's common stock, have given notice of their intention to present a proposal at the 2003 Annual Meeting. The proposal and the proponents' supporting statement appear below in italics.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management's Statement below.

  Stockholder Proposal

        RESOLVED: The shareholders urge the Board of Directors to adopt a policy that the Board shall nominate director candidates such that, if elected, a substantial majority of directors will be independent and that only independent directors will be appointed to serve on the Board's compensation and nominating committees.

        For this purpose, the definition of "independent" shall be no less strict than the listing standard proposed by the New York Stock Exchange, which provides that except for stock ownership: "No director qualifies as "independent" unless the board of directors affirmatively determine that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company)," including five-year "cooling-off" periods for former employees and certain other relationships. [NYSE, "Corporate Accountability and Listing Standards Committee," proposal submitted to the SEC for approval, August 12, 2002.]

  Supporting Statement

        Qwest has disclosed that at least 8 of its 12 directors (66%) have or recently had material financial relationships with the Company.

        Last year's accounting scandals and widespread loss of confidence in management accountability—at Qwest and some other prominent companies—has highlighted the critical role of a truly independent board. We believe a substantial majority of the Board should have no material interest different from shareholders in general.

        Ensuring Board independence is particularly critical at Qwest, we believe, because 3 directors represent the interests of the Company's largest shareholder—Philip Anschutz. Anschutz, who controls 18% of outstanding shares, served as Chairman of the Board until last June, while his employees, Qwest directors Harvey and Slater, also serve as executive officers of Anschutz Company and of Anschutz Investment Company, respectively. According to the 2002 proxy, Qwest pays millions of dollars annually in rent and fees to various Anschutz-controlled entities.

        Qwest only recently disclosed 3 additional outside directors with business ties to the Company (Form 10-K/A, November 20, 2002):

  •
  Director Stephens is deputy chairman of a Canadian paper company selling $30 million in product to Qwest since 2000;

  •
  Director Khosla is general partner in a venture capital firm that has taken positions (including control positions) in companies doing business with Qwest;

  •
  Director Barrett is CEO of a company that has taken positions and may take positions in companies doing business with Qwest.

A seventh outside director, Linda Alvarado, is CEO of Alvarado Construction, which has received at least $1.3 million in fees from Qwest since 2000 (2001 proxy, page 26). An eighth outside director, who resigned last June, headed companies receiving over $6.8 million in business from Qwest since 2000.

        A minority of independent directors is unusual among large U.S. companies. Among S&P 500 companies, 88% have a majority of independent directors, according to the Investor Responsibility Research Center.

        Qwest's classified board structure—which prevents the annual election of directors—is another reason that a substantial majority of truly independent directors is particularly important.

        Please VOTE FOR this resolution and send a message that board independence is critical to investor confidence.

Management's Statement AGAINST Stockholder Proposal

        Our Board of Directors recently adopted new Guidelines on Significant Governance Issues. These Guidelines, which are available on our website, establish standards for director independence that are in accordance with the New York Stock Exchange's then proposed rules and require that our Board of Directors consist predominantly of independent directors. Our Guidelines also require that each of our Audit Committee, Compensation and Human Resources Committee and Nominating and Governance Committee consists entirely of independent directors. By adopting and implementing the Guidelines, we believe that we have already accomplished the objectives of this stockholder proposal. As a result, we are recommending that our stockholders vote against this proposal, primarily to avoid any confusion that might result from its adoption.

        For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 7

STOCKHOLDER PROPOSAL

        The Central Pension Fund of the International Union of Operating Engineers and Participating Employers, 4115 Chesapeake Street, NW, Washington, DC 20016, which is the record holder of 276,200 shares of Qwest's common stock, has given notice of its intention to present a proposal at the 2003 Annual Meeting. The proposal and the proponent's supporting statement appear below in italics.

        Management of Qwest strongly opposes adoption of the proposal and asks stockholders to review Management's response, which follows the proposal and the proponents' supporting statement.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management's Statement below.

  Stockholder Proposal

        Resolved, that the shareholders of Qwest Communications, International, Inc. (the "Company") request that the Board of Directors adopt an executive compensation policy that all future stock option grants to senior executives shall be performance-based. For the purposes of this resolution, a stock option is performance-based if the option exercise price is indexed or linked to an industry peer group stock performance index so that the options have value only to the extent that the Company's stock price performance exceeds the peer group performance level.

  Supporting Statement

        As long-term shareholders of the Company, we support executive compensation policies and practices that provide challenging performance objectives and serve to motivate executives to achieve long-term corporate value maximization goals. While salaries and bonuses compensate management for short-term results, the grant of stock and stock options has become the primary vehicle for focusing management on achieving long-term results. Unfortunately, stock option grants can and do often provide levels of compensation well beyond those merited. It has become abundantly clear that stock option grants without specific performance-based targets often reward executives for stock price increases due solely to a general stock market rise, rather than to extraordinary company performance.

        Indexed stock options are options whose exercise price moves with an appropriate peer group index composed of a company's primary competitors. The resolution requests that the Company's Board ensure that future senior executive stock option plans link the options exercise price to an industry performance index associated with a peer group of companies selected by the Board, such as those companies used in the Company's proxy statement to compare 5 year stock price performance.

        Implementing an indexed stock option plan would mean that our Company's participating executives would receive payouts only if the Company's stock price performance was better than that of the peer group average. By tying the exercise price to a market index, indexed options reward participating executives for outperforming the competition. Indexed options would have value when our Company's stock price rises in excess of its peer group average or declines less than its peer group average stock price decline. By downwardly adjusting the exercise price of the option during a downturn in the industry, indexed options remove pressure to reprice stock options. In short, superior performance would be rewarded.

        At present, stock options granted by the Company are not indexed to peer group performance standards. As long-term owners, we feel strongly that our Company would benefit from the implementation of a stock option program that rewarded superior long-term corporate performance. In response to strong negative public and shareholder reactions to the excessive financial rewards provided executives by non-performance based option plans, a growing number of shareholder organizations, executive compensation experts, and companies are supporting the implementation of performance-based stock option plans such as that advocated in this resolution. We urge your support for this important governance reform.

  Management's Statement AGAINST Stockholder Proposal

        We believe that performance-based compensation is an essential component of executive compensation. Our several long-term incentive plans, including our stock option plans, are tailored to this objective. We strongly disagree, however, that an inflexible approach such as the one contained in this proposal would be appropriate for Qwest.

        Our Compensation and Human Resources Committee, which is comprised entirely of independent non-employee directors, already considers individual and business unit performance when setting performance targets and determining the number of options to grant executives. Using only the approach described in this proposal, however, would limit the alternatives available to our Compensation and Human Resources Committee, especially when structuring long-term incentive compensation packages that are appropriate to the changing circumstances of Qwest and its business.

        Additionally, we believe that this approach could have a number of drawbacks. For example, use of this approach could place us at a disadvantage when competing for executive talent, as we believe that few, if any, of our competitors use such a methodology. Moreover, we believe that linking performance-based compensation solely to Qwest's relative performance ignores the challenges and opportunities that are unique to Qwest within its industry. Finally, because performance-linked options like the ones described in this proposal end up having variable exercise prices, they result in additional compensation expenses that would be charged to our earnings for accounting purposes. Because of these concerns, we have not employed this approach in the past when determining the appropriate form of performance compensation for senior executives.

        For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 8

STOCKHOLDER PROPOSAL

        Amalgamated Bank Long View Collective Investment Fund, 15 Union Square, New York, NY 10003, which is the beneficial owner of 572,485 shares of Qwest's common stock, has given notice of its intention to present a proposal at the 2003 Annual Meeting. The proposal and the proponent's supporting statement appear below in italics.

        Management of Qwest strongly opposes adoption of the proposal and asks stockholders to review Management's response, which follows the proposal and the proponents' supporting statement.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management's Statement in response to Proposal No. 7.

  Stockholder Proposal

        RESOLVED: The shareholders of Qwest Communications, International Inc. ("Qwest") urge the Board of Directors to adopt a policy that some portion of future stock option grants to senior executives shall be performance-based. "Performance-based" stock options are defined here as:

  (1)
  indexed options, whose exercise price is linked to an industry index;

  (2)
  premium-priced stock options, whose exercise price is above the market price on grant date; or

  (3)
  performance-vesting options, which vest when the market price of stock exceeds a specific target.

  Supporting Statement

        As shareholders, we support compensation policies for senior executives that provide challenging performance objectives and motivate executives to achieve long-term shareholder value. In awarding stock options Qwest presently uses some performance-based parameters, but we believe that current policies are deficient in that respect.

        In our view, standard stock options give windfalls to executives who are lucky enough to hold them during a bull market and penalize executives who hold them during a bear market. Investors and market observers, including Warren Buffett, Alan Greenspan and Al Rappaport, criticize standard options as inappropriately rewarding mediocre or poor performance. Mr. Buffett has characterized standard stock option plans as "really a royalty on the passage of time," and all three favor using indexed options.

        We believe that this reform is particularly warranted at Qwest at this time. In 2002 Qwest appeared on two focus lists of underperforming companies, one prepared by the Council of Institutional Investors and one prepared by the California Public Employees' Retirement System ("CalPERS"). CalPERS singled out Qwest for criticism based on reports that former CEO Joseph P. Nacchio received a $1.5 million bonus in 2001 and a $24 million cash payout at a time when Qwest was laying off employees and the Company's stock price was declining. CalPERS noted that its placement of Qwest on the focus list was based on factors that sought to identify companies where poor performance was due to underlying financial performance problems as opposed to industry or extraneous factors.

        Performance-based options tie compensation more closely to company performance, not the stock market. Premium-priced and performance-vesting options encourage senior executives to set and meet ambitious but realistic performance targets. Indexed options may have the added benefit of discouraging repricing in the event of an industry downturn.

        We believe that such reform is needed at Qwest now.

        We urge shareholders to vote FOR this proposal.

        For the reasons set forth in management's response to Proposal No. 7, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

PROPOSAL NO. 9

STOCKHOLDER PROPOSAL

        Central Laborers' Pension, Welfare & Annuity Funds, P.O. Box 1267, Jacksonville, FL 62651, which is the beneficial owner of 10,668 shares of Qwest's common stock, has given notice of its intention to present a proposal at the 2003 Annual Meeting. The proposal and the proponent's supporting statement appear below in italics.

        Management of Qwest strongly opposes adoption of the proposal and asks stockholders to review Management's response, which follows the proposal and the proponents' supporting statement.

        The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required to approve the proposal.

        Our Board of Directors recommends that you vote AGAINST the stockholder proposal for the reasons stated under Management's Statement below.

  Stockholder Proposal

        Resolved, that the shareholders of Qwest Communications, Inc. ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

  Supporting Statement

        Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

        Stock options are an important component of our Company's executive compensation program. Options have replaced salary and bonuses as the most significant element of executive pay packages at numerous companies. The lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

        A recent report issued by Standard & Poor's indicated that the expensing of stock option grant costs would have lowered operational earnings at companies as much as 10%. "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Alan Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options Is a Bandwagon Worth Joining," Aug. 16, 2002.

        Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

          There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

          For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom—examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings...

          Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.'s have told their shareholders that options are cost-free...

          When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

        Many companies have responded to investors' concerns about their failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act. We urge your support.

  Management's Statement AGAINST Stockholder Proposal

        We are not opposed to the concept of expensing stock options, but we believe that it would be premature and harmful to Qwest and its stockholders to institute this policy at this time. Expensing stock options raises many difficult financial and accounting issues that have not yet been resolved within the business community. The finance and accounting profession has not yet reached any kind of a consensus as to how best to value stock options, and the methodologies that currently exist are imprecise. For example, in our view, no available methodology adequately accounts for the fact that many vested options are never exercised.

        In the past, like us, most companies have chosen to disclose the potential impacts of stock option costs in footnotes to their financial statements, which allowed investors to easily compare our performance with that of other companies. We have made changes in how we disclose the estimated cost of stock options in order to make our equity-based compensation more transparent. We are aware, however, that some of our competitors have indicated that they have begun in 2002 or will begin in 2003 to expense stock options. These companies have chosen differing methods of adoption, which will make it very difficult to compare our results to theirs for some years to come. As such, we believe that the current state of stock option accounting has created more confusion than it has resolved. Until more effective methods of accounting for stock options can be instituted that provide comparability among peer companies, we believe that our current policy of not expensing the costs of stock options while providing disclosures in our footnotes is the most prudent approach to this issue.

        For the foregoing reasons, the Board of Directors recommends that you vote AGAINST this proposal. Proxies will be voted against this proposal unless you otherwise specify in the proxy.

INDEPENDENT AUDITOR

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        Prior to May 29, 2002, we had not engaged independent auditors for 2002. Based on the recommendation of the Audit Committee of our Board of Directors, on May 29, 2002 our Board of Directors decided, effective immediately, not to re-engage Arthur Andersen LLP ("Andersen") as our independent auditor.

        Effective May 29, 2002, our Board of Directors engaged KPMG LLP to serve as our independent auditor for 2002.

        Andersen's reports on our consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and through May 29, 2002, there were (1) no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on our consolidated financial statements, and (2) no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        During the years ended December 31, 2001 and 2000 and prior to May 29, 2002, we did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        Following our decision not to re-engage Andersen and the engagement of KPMG, we decided to revise certain of our previous accounting practices and policies. Prior to making these revisions, we sought Andersen's input and cooperation and notified Andersen of our determinations prior to their public announcement. During August 2002, we received a letter from Andersen, indicating its disagreement with our proposed restatement to revise the accounting for: (1) contemporaneous sales and purchases of optical capacity; (2) optical capacity asset sales and (3) revenue recognition for our directory publishing business. Although we have continued to seek Andersen's input following Andersen's letter as we made further determinations about the restatement of these and other issues, we have not responded to the August correspondence from Andersen. Following our notification to Andersen of certain restatement issues we contemplated discussing with the staff of the SEC, during February 2003, we received a second letter from Andersen indicating it had not received a response to its positions, noting Andersen's continued disagreement with our proposed restatement for the items listed above and expressing Andersen's disagreement with the other restatement issues that we had identified. Andersen has not withdrawn its previously issued opinion related to our financial statements for the three years ended December 31, 2001.

        A representative of KPMG is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

        The Audit Committee of our Board of Directors is responsible for the appointment, compensation and oversight of the work of our independent public accountant. Pursuant to the Audit Committee's charter, which was amended and restated on May 8, 2003, the Audit Committee pre-approves all auditing and permissible non-auditing services provided by our independent auditor. The approval may be given as part of the Audit Committee's approval of the scope of the engagement of our independent auditor or on an individual basis. The pre-approval of non-auditing services may be delegated to one or more of the Audit Committee's members, but the decision must be presented to the full Audit Committee. Our independent auditor may not be retained to perform the non-auditing services specified in Section 10A(g) of the Exchange Act.

Fees Paid to the Independent Auditor

        As indicated above, we engaged KPMG to be our independent auditor on May 29, 2002. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by KPMG for the fiscal year ended December 31, 2002 (based on fees billed to us through the date of this report) and by Arthur Andersen for the fiscal year ended December 31, 2001, are set forth in the table below. These amounts do not include approximately $4,200,000 of fees billed to us by Arthur Andersen in 2002 related to non-auditing services for management reporting and other matters.

	2002	2001
	(Dollars in thousands)
Audit fees	$28,988	$2,765
Audit-related fees	4,806	1,672
Tax fees	645	1,995
Subtotal	34,439	6,432
All other fees	63	6,199

Total fees	$34,502	$12,631

        For purposes of the preceding table, the professional fees are classified as follows:

  •
  Audit Fees—These are fees for professional services performed for the audit of our and certain of our subsidiaries' annual financial statements and review of financial statements included in our 10-Q filings, services that are normally provided by our independent accountant in connection with statutory and regulatory filings or engagements, and services that generally only our independent accountant reasonably can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. Included in the 2002 category for KPMG are (i) fees for the re-audit of our 2001 and 2000 financial statements and (ii) fees incurred for audits of the financial statements of certain of our subsidiaries performed in connection with acquisitions or dispositions of such subsidiaries, or in compliance with such subsidiaries' independent legal reporting obligations.

  •
  Audit Related Fees—These are fees for assurance and related services that traditionally are performed by our independent accountant. More specifically, these include: employee benefit plan audits; due diligence related to mergers, acquisitions and dispositions; internal control reviews; attestation services that are not required by statute or regulation; and consultation concerning financial accounting and reporting standards.

  •
  Tax Fees—These are fees for all professional services performed by professional staff in our independent accountant's tax division except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice. Tax compliance involves preparation of original and amended tax returns, refund claims and tax payment services. Tax planning and tax advice encompass a diverse range of subjects, including assistance with tax audits and appeals, tax advice related to mergers, acquisitions and dispositions, and requests for rulings or technical advice from taxing authorities.

  •
  All Other Fees (2002 KPMG)—These are fees for other permissible work performed that do not meet the above category descriptions, including assistance with the internal audit department's company-wide risk assessment.

  •
  All Other Fees (2001 Arthur Andersen)—These are fees for other permissible work performed that do not meet the above category descriptions, including consulting services for litigation, information technology, management reporting and other matters. Certain of these fees related to non-auditing services that are no longer permissible as specified in Section 10A(g) of the Exchange Act. KPMG does not perform these types of non-auditing services for the Company.

        SEC rules effective as of May 6, 2003 require our Audit Committee to pre-approve all auditing and permissible non-auditing services provided by our independent auditor (with certain limited exceptions). Since the effective date of these rules, all of the services performed by KPMG described above under the captions "Audit Related Fees," "Tax Fees" and "All Other Fees" were approved in advance by our Audit Committee.

ANNUAL REPORT ON FORM 10-K

        If you request, we will provide you with a copy of our Annual Report on Form 10-K for the 2002 fiscal year. You should send your written requests to our Corporate Secretary at Qwest Communications International Inc., 1801 California Street, Denver, Colorado 80202. The exhibits to the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction.

OTHER MATTERS

        We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this proxy statement. If you grant a proxy, the persons named as proxy holder, Richard C. Notebaert and Richard N. Baer, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for Class III director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

By Order of the Board of Directors

Richard N. Baer
Executive Vice President, General Counsel and Corporate Secretary
Denver, Colorado October 23, 2003

ANNEX A

CHARTER OF THE AUDIT COMMITTEE
of the
BOARD OF DIRECTORS
of
QWEST COMMUNICATIONS INTERNATIONAL INC.

1.
Purpose. The purpose of the Committee is to assist the Board of Directors (the "Board") of Qwest Communications International Inc. (the "Company") in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, including (a) the integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements, (c) the independent public accountants' qualifications and independence, and (d) the performance of the Company's internal audit function and independent public accountants.

  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable rules and regulations. These are the responsibilities of management and the independent public accountants.

2.
Membership. The Committee will be comprised of three or more directors. All members of the Committee will be directors who meet the independence requirements set forth in the Corporation's Guidelines on Significant Governance Issues and any additional requirements for independence or knowledge for audit committee members set forth in applicable law, including under Section 301 of the Sarbanes-Oxley Act of 2002 and related rules issued by the Securities and Exchange Commission (the "SEC"). The members of the Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board. At least one member of the Committee must qualify as an "audit committee financial expert", as described in SEC rules, and the Company must disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the "Act") whether or not it has at least one member who is an audit committee financial expert.

3.
Specific Responsibilities and Duties. The Board delegates to the Committee the express authority to do the following:

3.1
Independent Public Accountants

(a)
Selection; Fees. Be solely responsible for the appointment, compensation and oversight of the work of the independent public accountants (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and, where appropriate, terminate and replace the independent public accountants. Such independent public accountants shall report directly to and be ultimately accountable to the Committee.

(b)
Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent public accountants (including the proposed scope and approach of the annual audit).

(c)
Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-auditing services to be performed by the independent public accountants. The independent public accountants shall not be retained to perform the prohibited non-audit functions listed on Exhibit A. Such pre-approval can be given as part of the Committee's approval of the scope of the engagement of the independent public accountants or on an individual basis. The approved non-auditing services must be disclosed in the Company's periodic public reports required by Section 13(a) of the Act. The pre-approval of non-auditing services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next scheduled meeting.

    (d)
    Statement from Independent Public Accountants. Obtain and review from the independent public accountants at least annually a formal written statement regarding:

    (i)
    the independent public accountants' internal quality-control procedures;

    (ii)
    any material issues raised by the most recent internal quality-control review, or peer review, of the independent public accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent public accountants, and any steps taken to deal with any such issues; and

    (iii)
    all relationships between the independent public accountants and the Company.

    (e)
    Discussions as to Independence. Actively engage in a dialogue with the independent public accountants with respect to any relationships or services that may impact the objectivity, or adversely affect the independence, of the independent public accountants, and if so determined by the Committee, recommend that the Board take appropriate action in response to the independent public accountants' report to satisfy itself of the independent public accountants' independence.

    (f)
    Lead Audit Partner Review, Evaluation and Rotation. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent public accountants are rotated at least every five years.

    (g)
    Audit Team. Review the experience and qualifications of the senior members of the independent public accountants' team. Ensure that adequate resources exist to perform the audit.

    (h)
    Hiring Policies. Set clear hiring policies for employees and former employees of the independent public accountants to assure independence as required by the NYSE and applicable law.

    (i)
    Review Problems. Review with the independent public accountants any audit problems or difficulties the independent public accountants may have encountered and management's responses, including: (i) any restrictions on the scope of activities or access to required information; (ii) any significant disagreements with management; (iii) any accounting adjustments noted or proposed by the independent public accountants; (iv) any "management" or "internal control" letter issued, or proposed to be issued, by the independent public accountants to the Company; (v) any changes required in the planned scope of the internal audit; and (vi) any recommendations made by the independent public accountants as a result of the audit.

    (j)
    Related Party Transactions. Review and approve all related party transactions.

  3.2
  Financial Reporting

  (a)
  Annual Financials. Review and discuss with management and the independent public accountants the Company's annual audited financial statements, (including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the

      Committee deems material prior to the public release of such information. Obtain from the independent public accountants assurance that the audit was conducted in a manner consistent with Section 10A of the Act, as amended. Recommend to the Board whether the annual audited financial statements should be included in the Company's Annual Report on Form 10-K.

    (b)
    Quarterly Financials. Review and discuss with management and the independent public accountants the Company's quarterly financial statements (including the Company disclosure under Management's Discussion and Analysis of Financial Condition and Results of Operations") and the results of the independent public accountants' reviews of the quarterly financial statements), prior to the public release of such information.

    (c)
    Accounting Principles. Review with management and the independent public accountants material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent public accountants in accordance with AICPA Statement of Auditing Standards ("SAS") 61.

    (d)
    Judgments. Review reports prepared by management and by the independent public accountants of significant accounting and financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods and off-balance-sheet structures on the Company's financial statements and a description of any transaction as to which management obtained an SAS No. 50 letter.

    (e)
    Press Releases. Discuss and review with management prior to release any announcements, as well as financial information and earnings guidance provided to analysts and rating agencies.

    (f)
    Regulatory Developments. Review with management and the independent public accountants the effect of regulatory and accounting initiatives on the Company's financial statements.

  3.3
  Internal Audit and Risk Management.

  (a)
  Internal Audit. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management's responses.

  (b)
  Risk Management. Discuss policies with respect to risk assessment and risk management periodically with the management, internal auditors, and independent public accountants, and the Company's plans to monitor, control and minimize such risks and exposures.

  3.4
  Financial Reporting Processes.

  (a)
  Internal and External Controls. In consultation with the independent public accountants, the Company's internal auditors, and financial and accounting personnel, review the integrity, adequacy and effectiveness of the Company's accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

  (b)
  Consider Changes. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices as suggested in writing by the independent public accountants, management or the internal auditors.

    (c)
    Reporting Systems. Establish regular and separate systems of reporting to the Committee by each of (i) management, (ii) the independent public accountants and (iii) the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

    (d)
    Reports. Obtain and review timely reports from the independent public accountants regarding:

    (i)
    all critical accounting policies and practices to be used by the Company;

    (ii)
    all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants; and

    (iii)
    all other material written communications between the independent public accountants and management, including any management letter or schedule of unadjusted differences.

  3.5
  Legal and Regulatory Compliance

  (a)
  SEC Report. Prepare the annual report included in the Company's proxy statement as required by the proxy rules under the Act.

  (b)
  Reports from Others. Periodically obtain reports from management, auditors, the general counsel, tax advisors or any regulatory agency regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material impact on financial statements and the consideration of those matters in preparing the financial statements.

  (c)
  Complaints. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

  (d)
  General Counsel. Review with the general counsel legal matters that may have a material effect on the Company's financial statements or compliance policies.

  3.6
  Other

  (a)
  Recommendations; Reports. Regularly report to the Board on the Committee's activities and make appropriate recommendations.

  (b)
  Evaluation. Annually evaluate the performance of the Committee.

  (c)
  Review and Publication of Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish the Charter as required by applicable law.

4.
Meetings, Minutes, and Reports.

4.1
Executive Sessions. The Committee shall meet with the independent public accountants, internal auditors and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Committee or these groups believe should be discussed privately.

4.2
Other Meetings. Other meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines, but shall meet at least quarterly. A special meeting of the Committee may be called by the Chairperson or upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company's Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

  4.3
  Minutes. Minutes of each meeting will be kept, which will reflect any actions taken or any directions given to management or the independent public accountants.

5.
Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

6.
Reliance; Experts; Cooperation.

6.1
Retention of Independent Counsel and Advisors. The Committee has the power, in its sole discretion, to retain at the Company's expense such independent counsel, advisors and experts as it deems necessary or appropriate to carry out its duties.

6.2
Reliance Permitted. The Committee will act in reliance on management, the Company's independent public accountants, internal auditors, and advisors and experts, as it deems necessary or appropriate to enable it to carry out its duties.

6.3
Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

6.4
Required Participation of Employees. The Committee shall have unrestricted access to the Company's employees, independent public accountants, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company's outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of the Committee or representative of the Committee's counsel, advisors or experts.

        [E N D]

EXHIBIT A

Prohibited Non-Audit Services

1.
Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.
Financial information systems design and implementation;

3.
Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.
Actuarial services;

5.
Internal audit outsourcing services;

6.
Management functions or human resources;

7.
Broker or dealer, investment advisor, or investment banking services;

8.
Legal services and expert services unrelated to the audit; and

9.
Any other services that the Public Company Accounting Oversight Board to be formed pursuant to the Sarbanes-Oxley Act of 2002 determines, by regulation, is impermissible.

ANNEX B

QWEST COMMUNICATIONS INTERNATIONAL INC.
EMPLOYEE STOCK PURCHASE PLAN

Effective November 1, 1998
Amended and Restated Effective                         , 2003

1.     PURPOSE OF PLAN.

        The purpose of the Qwest Communications International Inc. Employee Stock Purchase Plan (the "Plan") is to provide eligible employees who wish to become stockholders of Qwest Communications International Inc. (the "Company"), or who wish to increase their stockholdings in the Company, with an opportunity to purchase shares of the Company's common stock, par value $0.01 per share ("Common Stock"), on a basis that is more convenient and more favorable than would otherwise be available. It is believed that employee participation in ownership of the Company on this basis will be to the mutual benefit of both the employees and the Company. It is intended that the Plan constitute an "employee stock purchase plan" (a "Stock Purchase Plan") within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

2.     EMPLOYEES ELIGIBLE TO PARTICIPATE.

        Any employee (as defined in Treasury Regulation §1.421-7(h)) of the Company or any "parent corporation" of the Company within the meaning of Section 424(e) of the Code (a "Parent"), or "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code (a "Subsidiary") that adopts the Plan with the consent of the Company (an "Employing Corporation") is eligible to participate in the Plan immediately on the employee's date of hire. Payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place from time to time, if the employee completes the enrollment procedure outlined in Section 4(b) hereof by the applicable payroll cutoff date. Notwithstanding the foregoing and to the extent permitted by Section 423 of the Code and any rules or regulations promulgated thereunder, an employee whose customary employment with the Company or an Employing Corporation is for twenty (20) hours or less per week or for not more than five (5) months in any calendar year shall not be eligible to participate in the Plan.

3.     ELIGIBLE COMPENSATION.

        Compensation eligible for payroll deductions ("Compensation") shall be base salary and commissions. Compensation does not include overtime, bonuses, severance pay, incentive pay, shift premium differentials, pay in lieu of vacation, imputed income for income tax purposes, patent and award fees, awards and prizes, back pay awards, reimbursement of expenses and living allowances, educational allowances, expense allowances and reimbursements, disability benefits, fringe benefits, deferred compensation, compensation under the Company's stock plans, amounts paid for services as an independent contractor, or any other compensation excluded by the Stock Purchase Plan Committee (the "Committee") in its discretion, applied in a uniform manner. The preceding sentence notwithstanding, Compensation shall be determined before giving effect to any salary reduction agreement pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) or to any similar salary reduction agreement pursuant to any cafeteria plan (within the meaning of Section 125 of the Code) or any qualified transportation plan or arrangement (within the meaning of Section 132(f) of the Code).

4.     TERMS OF OFFERS.

  (a)
  Offer Dates.

        The Company shall make an offer or offers (an "Offer" or "Offers") to purchase Common Stock. The Committee shall determine the date or dates on which an Offer shall commence and the term of each Offer. The initial option to purchase Common Stock under the Plan (the "First Offer") was made on November 1, 1998 (the "Initial Offer Date"), which lasted for twenty-seven (27) months (the "Initial Offer Period") and ended on January 31, 2001. Subsequent options to purchase Common Stock under the Plan (the "Subsequent Offers") were made on the first day of each calendar month commencing February 1, 2001 (the "Subsequent Offer Dates"). Each Subsequent Offer shall last for a period of one calendar month. Monthly offerings were discontinued after June 2002.

        Commencing                          1, 2003, offerings shall resume, and each Subsequent Offer shall last for a period of one calendar month; provided, however that the first monthly offering shall not commence until the first day of the month after the Company's stockholders shall have approved this amended and restated Plan and until such date as the Company may sell Common Stock to participants under federal and state law.

        The Committee may, at any time, determine that an Offer may be longer than one calendar month and shall determine the date or dates upon which one or more subsequent Offers, if any, may be made under the Plan; provided that, in no event shall any Offer have a term of more than twenty-seven (27) months.

  (b)
  Elections to Participate.

          In order to participate in an Offer, an eligible employee must sign and forward to the plan administrator designated by the Committee in its sole discretion (the "Plan Administrator") an enrollment/payroll deduction authorization form or complete such other procedures as the Plan Administrator may require or permit. The eligible employee must authorize regular payroll deductions in any full percentage of Compensation, not exceeding the maximum percentage of the employee's Compensation per pay period, to be applied toward the purchase of Common Stock pursuant to the Offer. The "maximum percentage" means the percent of Compensation available for payroll deductions which shall be specified by the Committee at the beginning of the term of an Offer, and which shall not exceed fifteen percent (15%). Payroll deductions may begin with respect to the first payroll period following the date of hire for which it is administratively feasible under the payroll system in place from time to time if the signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed, by the applicable payroll cutoff date.

        The amount of Compensation to be deducted shall be determined for each payroll period on a basis of the percentage of Compensation authorized for deduction by the participant, which amount shall be increased or decreased (as applicable) on a prospective basis to reflect changes in such Compensation during the term of the Offer.

5.     PARTICIPATION.

  (a)
  In General.

        On the effective date of an Offer, each then eligible employee who has elected to participate in the Offer as provided in Section 4(b) hereof shall be granted an option to purchase, during the term of the Offer, the maximum number of shares of Common Stock provided in Section 6(d) hereof. The number of shares of Common Stock purchased by the eligible employee during the term of the Offer shall be determined by the employee's payroll deduction elections made in accordance with the terms of the Plan. Once an eligible employee has elected to participate in an Offer, the employee's election with respect to participation shall continue in effect with respect to subsequent Offers unless and until changed in accordance with Section 5(d) below.

  (b)
  Newly Eligible Employees.

        Each employee who is not eligible to participate in the Plan on the effective date of an Offer but who becomes eligible to participate during the term of the Offer shall be granted an option to purchase Common Shares during the term of the Offer. The number of shares of Common Stock purchased by the eligible employee during the term of the Offer shall be determined by the payroll deduction elections made in accordance with the terms of the Plan. In such cases, payroll deductions may begin with respect to the first payroll period following the employee's date of eligibility for which it is administratively feasible under the payroll system in place from time to time, if the employee's signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed prior to the applicable payroll cutoff date.

  (c)
  Enrollment During an Offer.

        Any employee who does not elect to participate in a particular Offer within the period for initial enrollment may subsequently elect to participate in such Offer. In such cases, payroll deductions may begin with respect to the first payroll period for which it is administratively feasible under the payroll system in place from time to time, if the employee's signed enrollment/payroll deduction authorization form is submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator is completed prior to the applicable payroll cutoff date.

  (d)
  Changes in Payroll Deduction Authorization.

        Participants are permitted to increase or decrease their rate of payroll deduction, subject to the terms and limitations of the Plan. A participant shall not be permitted to make more than one such change per payroll period with respect to any Offer. Any such change shall be effective for a given payroll period provided that the employee's signed enrollment/payroll deduction authorization form has been submitted to the Plan Administrator, or such other procedure as may be required or permitted by the Plan Administrator has been completed prior to the applicable payroll cutoff date. A reduction of the payroll deduction percentage to zero shall be treated as a request to discontinue participation in the Offer but shall not constitute a withdrawal from the Plan in accordance with Section 11 hereof. A participant may resume participation in an Offer and reinstate payroll deductions with respect to the first payroll period after the election to resume participation for which it is administratively feasible under the payroll system in place from time to time, by submitting a new enrollment/payroll deduction authorization form or completing such other procedure as may be required or permitted by the Plan Administrator prior to the appropriate payroll cutoff date.

  (e)
  Notice of Dispositions.

        Each participant in an Offer shall notify the Company of any disposition of shares of Common Stock purchased pursuant to the Plan prior to two (2) years from the date of the Offer or one year from the date of purchase, whichever is later, or prior to the expiration of such other holding period as may be specified under Section 423(a) of the Code, as amended from time to time, provided, however, that no participant may dispose of such shares of Common Stock in violation of the restriction imposed by Section 8(d) hereof.

  (f)
  Equivalent Rights.

        All employees granted options under the Plan shall have the same rights and privileges under the Plan except that the number of shares each participant may purchase shall bear a uniform relationship to the employee's eligible Compensation and shall depend upon the payroll deduction the employee authorizes.

  (g)
  Trading Day.

        For purposes of the Plan, a "Trading Day" is a day on which shares of Common Stock are traded on the New York Stock Exchange or other market on which the Common Stock is traded on such date.

6.     PARTICIPATION LIMITATIONS.

  (a)
  Five Percent Owners.

        Notwithstanding anything herein to the contrary, no employee shall be granted an option to purchase any shares of Common Stock under the Plan pursuant to any Offer if the employee, immediately after the option is granted, owns or would own shares (including all shares which may be purchased under outstanding options under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of capital stock of the Company, the Employing Corporation, or any Parent or Subsidiary. For purposes of the foregoing limitation, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply in determining share ownership, and Common Stock which the employee may purchase under outstanding options shall be treated as stock owned by such employee.

  (b)
  $25,000 Value Limitation.

        If, pursuant to the terms of an Offer under the Plan, an employee would be granted one or more options that would cause a violation of Section 423(b)(8) of the Code, such options shall not be granted and the employee shall instead be granted options to purchase shares in an amount that, when combined with the employee's right to purchase shares under all Stock Purchase Plans of the Company, the Employing Corporation and its Parents and Subsidiaries, will not cause the employee's right to purchase shares of Common Stock to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such shares (determined at the time such options were granted) for each calendar year in which such options are outstanding at any time. In determining this limitation, the rules of Section 423(b)(8) of the Code and the regulations thereunder shall apply.

  (c)
  Fair Market Value.

        The Fair Market Value of the Common Stock on a particular Trading Date shall be determined in accordance with such methodology as may be adopted from time to time for this purpose by the Committee and, in the absence of any such determination by the Committee, shall be equal to the 4:00 P.M. (ET) closing price of the Common Stock on such Trading Day.

  (d)
  Maximum Number of Shares.

        The maximum number of shares of Common Stock which an employee will be permitted to purchase pursuant to any one Offer shall be 20,000 shares. If the foregoing participation limitation is reached, payroll deductions shall cease, and any amount of excess funds as of the date that the participation limitation has been reached shall be returned to the employee.

7.     OPTION PRICE.

        The price at which shares of Common Stock may be purchased with respect to any Offer made under the Plan shall be determined by the Committee from time to time prior to the first day of such Offer and, in the absence of any such determination by the Committee, shall be eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the last Trading Day of the calendar month in which the Common Stock is purchased (the "Option Price"). In all events, the Option Price determined by the Committee or according to the preceding sentence shall not be less than the amount permitted under Section 423(b)(6) of the Code.

8.     EXERCISE OF OPTIONS.

  (a)
  Purchase of Common Stock.

        At the end of each payroll period, each participant shall have deducted from his pay the amount authorized pursuant to Sections 4 or 5 hereof, as applicable. This amount shall be held for the credit of the participant by the Company as part of its general funds and shall not accrue any interest. On the last Trading Day of each calendar month (the "Purchase Date"), a participant shall be deemed to have exercised the option to purchase, at the Option Price, that number of full and fractional shares of Common Stock which may be purchased with the amount deducted from the participant's Compensation during that calendar month (the "Purchase Period"), and excess funds from the preceding month, if any, provided that only full shares shall be purchased from the Company and any excess aggregate funds shall be returned for use in purchasing full shares from the Company in subsequent months.

  (b)
  Custodian.

        On each Purchase Date, the Plan Custodian designated by the Committee shall receive from the Company, at the Option Price, as many full shares of Common Stock as may be purchased with the funds received from the participants during the Purchase Period and excess funds from the preceding month, if any. Upon receipt of the Common Stock so purchased, the Custodian shall allocate to the credit of each participant the number of full and fractional shares of Common Stock to which that participant is entitled. Subject to any restriction imposed by the Committee as permitted under Section 8(d) hereof, and any other limitation that may be imposed by the Committee from time to time, a certificate representing the number of full shares of Common Stock to which a participant is entitled shall be issued to the participant, at the participant's expense, upon request. Certificates shall not be issued with respect to fractional shares. Unless otherwise requested by the participant (if permitted under this Section 8), Common Stock purchased under the Plan shall be held by and in the name of, or in the name of a nominee of, the Plan Custodian for the benefit of each participant, who shall thereafter be a beneficial stockholder of the Company.

  (c)
  Rights as a Stockholder.

        A participant's rights as a stockholder of record of the Company shall begin when the Plan Custodian makes a purchase of Common Stock on behalf of the participant. Shares of Common Stock issued to participants shall be transferable in accordance with applicable law.

  (d)
  Restrictions on Transfer of Common Stock.

        Participants shall have no right to sell, encumber, or otherwise transfer Common Stock purchased under the Plan at any time when such transactions are prohibited by applicable federal or state law.

  (e)
  Enforcement of Restrictions.

        The Committee shall enforce the restriction on transfer of Common Stock provided in Section 8(d) hereof by any means as it shall deem, in its sole discretion, necessary or appropriate.

9.     NUMBER OF SHARES TO BE OFFERED.

        The maximum number of shares of Common Stock that may be purchased under the Plan is 27,000,000. Such shares may be treasury shares, or authorized and unissued shares, as the Board of Directors of the Company (the "Board") may determine in its sole discretion.

10.   ADMINISTRATION AND INTERPRETATION OF THE PLAN.

        The Plan shall be administered by the Plan Administrator designated by the Committee. The members of the Committee shall be designated by the Board. Except as expressly provided herein, the Committee shall have the exclusive right to interpret the provisions of the Plan and to determine any questions arising hereunder or in connection with the administration of the Plan, including the remedying of any omission, inconsistency, or ambiguity, and the determination of benefits, eligibility and interpretation of Plan provisions. The Committee's decisions, determinations, interpretations or other actions in respect thereof shall be conclusive and binding upon all participants, former participants, beneficiaries, heirs, executors, assigns, and all other parties.

11.   WITHDRAWAL FROM THE PLAN.

        A participant may, at any time and for any reason, by giving notice to the Plan Administrator, elect to withdraw from any further participation in the Plan. Upon written request of the participant, the Plan Custodian shall issue a certificate for all full shares purchased under the Plan (for which the restriction on transfer under Section 8(d) has expired) as soon as administratively feasible following the last date of purchase under the Plan. Prior to such date, the participant may request in writing a certificate for any full shares held in the participant's account as permitted under Section 8(d). The Participant shall receive a check for any fractional share and any funds not applied toward the purchase of shares. The participant may elect to recommence participation in the Plan by executing and delivering to the Plan Administrator a new enrollment/payroll deduction authorization form or completing such other procedures as may be required or permitted by the Plan Administrator prior to the applicable payroll cutoff date. A participant may withdraw from the Plan and recommence participation as provided in this Section 11 only once during any six (6) month period.

12.   RIGHTS NOT TRANSFERABLE.

        Options granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, and shall be exercisable, during a participant's lifetime, only by the participant.

13.   TERMINATION OF EMPLOYMENT.

        In the event of a participant's retirement, death, or other termination of employment, a payroll deduction shall be made from Compensation paid in the participant's final paycheck. No payroll deductions shall be made from any Compensation paid to the participant after the final paycheck. No deductions shall be made from any payments to the participant of severance pay. Upon written request of the participant, the Plan Custodian shall issue a certificate representing the number of full shares of Common Stock then credited to the participant's account and a check for any fractional share. Any funds remaining in the participant's account on the date of termination of employment shall be used on the next Trading Day to purchase, at the Option Price, the number of full shares of Common Stock that can be purchased with the remaining funds. Any funds then remaining shall be refunded to the Participant.

14.   LEAVES OF ABSENCE AND PERIODS OF INACTIVE EMPLOYMENT.

        A participant may elect to continue to make payroll deductions under the Plan for the first ninety (90) days of any period of inactive employment or leave of absence if the participant continues to receive Compensation from the Company as defined in Section 3 hereof. If a participant does not receive Compensation from the Company during a period of inactive employment or leave of absence, the participant's payroll deductions shall immediately cease; however, such deductions shall resume automatically if the participant returns to active employment from inactive status or a leave of absence within ninety (90) days. If a participant elects to discontinue the payroll deduction, such election shall be treated as a withdrawal from participation in the Offer in accordance with Section 5 hereof. In any event, a participant shall be treated as having withdrawn from the Offer in accordance with Section 5 hereof on the ninety-first (91st) day of any period of inactive employment or leave of absence.

15.   REORGANIZATION.

        In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights, or any other change in the structure of Common Stock, the Committee may make such adjustments, if any, as it may deem appropriate in the number, kind, and price of shares available for purchase under the Plan, and in the minimum and maximum number of shares which a participant is entitled to purchase.

16.   AMENDMENTS.

        The Board may review and modify the operation and administration of the Plan quarterly and may amend the terms of the Plan at any time without obtaining the approval of the stockholders of the Company unless stockholder approval is required by Section 423 of the Code or by any other applicable law, regulation or rule. The Board may not amend the Plan in any manner which would materially and adversely affect an option previously granted to a participant without the consent of such participant; provided, however, that the Board may at any time make such amendments as it may deem necessary to cause the Plan to comply with the requirements of Rule 16b-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

17.   TERMINATION OF PLAN.

        The Plan and all rights of participants shall terminate (i) on the date as of which participants have exercised options to purchase a number of shares equal to or greater than the number of shares then subject to the Plan or (ii) if earlier, the date as of which the Committee or the Board terminates the Plan. Upon termination, all payroll deductions shall cease and all amounts credited to participants' accounts shall be equitably applied to the purchase of full shares of Common Stock then available under the Plan. The participants shall be issued checks for any fractional shares and all funds not utilized to purchase shares.

18.   REQUIRED GOVERNMENTAL APPROVALS.

        The Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to receipt by the Company of all necessary approvals or consents of governmental agencies which the Company, in its sole discretion, shall deem necessary or advisable. Notwithstanding any other provision of the Plan, all options granted under the Plan and all other rights inherent in the Plan are subject to such termination and/or modification as may be required or advisable in order to obtain any such approval or consent, or which, as a result of consequences attaching to any such approval or consent, may be required or advisable in the judgment of the Committee in order to avoid adverse impact on the Company's overall wage and salary policy.

19.   NO EMPLOYMENT RIGHTS.

        The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company or any Employing Corporation, and it shall not be deemed to interfere in any way with the Company's or any Employing Corporation's right to terminate, or otherwise modify, an employee's employment at any time with or without cause.

20.   GENDER.

        Pronouns shall be deemed to include both the masculine and feminine gender, and words used in the singular shall be deemed to include both the singular and the plural, unless the context indicates otherwise.

21.   EXPENSES.

        Expenses of administering the Plan, including any expenses incurred in connection with the purchase by the Company of shares for sale to participating employees, shall be paid by the Employing Corporations. Each participant shall be responsible for all expenses associated with certificating and selling shares purchased by the participant under the Plan.

22.   GOVERNING LAW.

        All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

23.   EFFECTIVE DATE.

        The Plan was originally effective on November 1, 1998. The Plan is amended and restated in its entirety effective                        , 2003.

QWEST COMMUNICATIONS INTERNATIONAL INC.
Dated:	________________________, 2003	By:

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS ADAY, 7 DAYS AWEEK

INTERNET		TELEPHONE			MAIL
1-866-257-2281
https://www.proxyvotenow.com/qst		Within the United States and Canada only.
•	Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

        If you vote by the Internet or by Telephone, do not return your Proxy Form by mail.

        Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

1-866-257-2281
CALL TOLL-FREE TO VOTE
THERE IS NO CHARGE FOR THIS CALL
 WITHIN THE UNITED STATES AND CANADA ONLY

The Internet and telephone voting facilities will close at 12:01 a.m. E.T. on December 16, 2003.
RETAIN TOPPORTION OF THIS CARD FOR ADMISSION TO THE MEETING.
\*/ PLEASE DETACH PROXYCARD HERE \*/

☐
Your Board of Directors recommends you vote "FOR" Item 1, Item 2, Item 3, Item 4 and Item 5 and "AGAINST" Item 6, Item 7, Item 8 and Item 9. If no direction is provided, this proxy will be voted "FOR" Items 1 through 5 and "AGAINST" Items 6 through 9.
1.	Election of three Class III Directors
FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

  Nominees: 01—Philip F. Anschutz, 02—Richard C. Notebaert, 03—Frank F. Popoff.

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

  *Exceptions

		FOR	AGAINST	ABSTAIN
2.	Approval of the Qwest Communications International Inc. Amended and Restated Employee Stock Purchase Plan	☐	☐	☐
3.	Stockholder Proposal—Requesting we exclude "pension credits" from net income when determining annual or short-term incentive compensation for executive officers	☐	☐	☐
4.	Stockholder Proposal—Requesting we take necessary steps to declassify the Board of Directors	☐	☐	☐
5.	Stockholder Proposal—Requesting stockholder approval for certain future severance agreements with executive officers	☐	☐	☐
6.	Stockholder Proposal—Requesting we adopt a policy of nominating directors such that a substantial majority of the Board of Directors would be "independent"	☐	☐	☐
7.	Stockholder Proposal—Requesting we adopt a policy that all future stock option grants to senior executives be performance based	☐	☐	☐
8.	Stockholder Proposal—Requesting we adopt a policy that some portion of future stock option grants to senior executives be performance based	☐	☐	☐
9.	Stockholder Proposal—Requesting we establish a policy of expensing in our financial statements the cost of future stock options	☐	☐	☐

Scan line

☒	Votes MUST be indicated (x) in Black or Blue ink.
NOTE:
Please sign exactly as name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title if more than one trustee, all should sign.
Date	Stockholder sign here	Co-Owner sign here

ADMISSION TICKET
Annual Meeting of Stockholders
December 16, 2003, 10:00 a.m., local time
Denver Center for the Performing Arts
Seawell Ballroom
1245 Champa Street
Denver, Colorado 80204

For registration instructions or directions to the meeting,
please call 888-858-7914 or visit our website at www.qwest.com/stockholder2003.

(Note: you must present this ticket for admission to the meeting.)

Proxy Form

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard C. Notebaert and Richard N. Baer, as proxies, with full power of substitution, to vote as directed all shares of common stock of Qwest Communications International Inc. the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of Qwest Communications International Inc. to be held at the Seawell Ballroom of the Denver Center for the Performing Arts, 1245 Champa Street, Denver, Colorado 80204, 10:00 a.m. local time on December 16, 2003. This proxy authorizes the persons named above to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be signed and dated on the reverse side.)

To change your address, please mark this box and note change below. ☐

QWEST COMMUNICATIONS INTERNATIONAL INC.
P.O. BOX 11127
NEW YORK, N.Y. 10203-0127

I wish to access future proxy statements and annual reports over the Internet. ☐

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK

INTERNET		TELEPHONE			MAIL
1-866-257-2281
https://www.proxyvotenow.com/qst		Within the United States and Canada only.
•	Go to the website address listed above.	OR	•	Use any touch-tone telephone.	OR	•	Mark, sign and date your proxy card.
•	Have your proxy card ready.		•	Have your proxy card ready.		•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.

        If you vote by the Internet or by Telephone, do not return your Proxy Form by mail.

        Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

1-866-257-2281
CALL TOLL-FREE TO VOTE
THERE IS NO CHARGE FOR THIS CALL
 WITHIN THE UNITED STATES AND CANADA ONLY

The Internet and telephone voting facilities will close at 12:01 p.m. E.T. on December 12, 2003.
RETAIN TOP PORTION OF THIS CARD FOR ADMISSION TO THE MEETING.
\*/ PLEASE DETACH PROXYCARD HERE \*/

☐
Your Board of Directors recommends you vote "FOR" Item 1, Item 2, Item 3, Item 4 and Item 5 and "AGAINST" Item 6, Item 7, Item 8 and Item 9. For shares held in the 401(k) plan, if no direction is given on how to vote these shares, State Street Bank and Trust Company will vote these shares in the same proportion as the shares for which it receives instructions from all other plan participants. For all other shares, if your form is returned signed, but no direction is provided, this proxy will be voted "FOR" Items 1 through 5 and "AGAINST" Items 6 through 9.
1.	Election of three Class III Directors
FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS	☐

  Nominees: 01—Philip F. Anschutz, 02—Richard C. Notebaert, 03—Frank F. Popoff.

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

  *Exceptions

		FOR	AGAINST	ABSTAIN
2.	Approval of the Qwest Communications International Inc. Amended and Restated Employee Stock Purchase Plan	☐	☐	☐
3.	Stockholder Proposal—Requesting we exclude "pension credits" from net income when determining annual or short-term incentive compensation for executive officers	☐	☐	☐
4.	Stockholder Proposal—Requesting we take necessary steps to declassify the Board of Directors	☐	☐	☐
5.	Stockholder Proposal—Requesting stockholder approval for certain future severance agreements with executive officers	☐	☐	☐
6.	Stockholder Proposal—Requesting we adopt a policy of nominating directors such that a substantial majority of the Board of Directors would be "independent"	☐	☐	☐
7.	Stockholder Proposal—Requesting we adopt a policy that all future stock option grants to senior executives be performance based	☐	☐	☐
8.	Stockholder Proposal—Requesting we adopt a policy that some portion of future stock option grants to senior executives be performance based	☐	☐	☐
9.	Stockholder Proposal—Requesting we establish a policy of expensing in our financial statements the cost of future stock options	☐	☐	☐

Scan line

☒	Votes MUST be indicated (x) in Black or Blue ink.
NOTE:
Please sign exactly as name or name(s) appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title if more than one trustee, all should sign.
Date	Stockholder sign here	Co-Owner sign here

ADMISSION TICKET
Annual Meeting of Stockholders
December 16, 2003, 10:00 a.m., local time
Denver Center for the Performing Arts
Seawell Ballroom
1245 Champa Street
Denver, Colorado 80204

For registration instructions or directions to the meeting,
please call 888-858-7914 or visit our website at www.qwest.com/stockholder2003.

(Note: you must present this ticket for admission to the meeting.)

Proxy / Voter Instruction Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard C. Notebaert and Richard N. Baer, as proxies, with full power of substitution, to vote as directed all shares of common stock of Qwest Communications International Inc. the undersigned is entitled to vote at the 2003 Annual Meeting of Stockholders of Qwest Communications International Inc. to be held at the Seawell Ballroom of the Denver Center for the Performing Arts, 1245 Champa Street, Denver, Colorado 80204, 10:00 a.m. local time on December 16, 2003. This proxy authorizes the persons named above to vote at their discretion on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

This card also provides voting instructions for shares held in the employee stock purchase and 401(k) plans, as described in the proxy statement.

(Continued, and to be signed and dated on the reverse side.)

To change your address, please mark this box and note change below. ☐

QWEST COMMUNICATIONS INTERNATIONAL INC.
P.O. BOX 11318
NEW YORK, N.Y. 10203-0318

I wish to access future proxy statements and annual reports over the Internet. ☐

QuickLinks

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
BOARD OF DIRECTORS
PROPOSAL NO. 1 ELECTION OF CLASS III DIRECTORS
EXECUTIVE OFFICERS AND MANAGEMENT
CERTAIN TRANSACTIONS AND LEGAL PROCEEDINGS
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR(1)
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values(1)
CUMULATIVE TOTAL STOCKHOLDER RETURN (Dividends reinvested monthly)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT
PROPOSAL NO. 2 APPROVAL OF THE QWEST COMMUNICATIONS INTERNATIONAL INC. AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3 STOCKHOLDER PROPOSAL
PROPOSAL NO. 4 STOCKHOLDER PROPOSAL
PROPOSAL NO. 5 STOCKHOLDER PROPOSAL
PROPOSAL NO. 6 STOCKHOLDER PROPOSAL
PROPOSAL NO. 7 STOCKHOLDER PROPOSAL
PROPOSAL NO. 8 STOCKHOLDER PROPOSAL
PROPOSAL NO. 9 STOCKHOLDER PROPOSAL
INDEPENDENT AUDITOR
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS
  ANNEX A
CHARTER OF THE AUDIT COMMITTEE of the BOARD OF DIRECTORS of QWEST COMMUNICATIONS INTERNATIONAL INC.
EXHIBIT A Prohibited Non-Audit Services
  ANNEX B
QWEST COMMUNICATIONS INTERNATIONAL INC. EMPLOYEE STOCK PURCHASE PLAN